As Filed With the Securities and Exchange Commission on May 31, 2001

                                                 Registration No. 333-58904
-----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ---------------

                              Amendment No. 1
                                     to
                                  FORM S-1
          Registration Statement Under The Securities Act of 1933

                        MMCA AUTO OWNER TRUST 2001-2
                     (Issuer with respect to the Notes)
           (Exact name of registrant as specified in its charter)
                        MMCA AUTO RECEIVABLES TRUST
                         (Originator of the Issuer)
           (Exact name of registrant as specified in its charter)


      Delaware                             9999                           33-0869011
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)      Classification Code No.)           Identification No.)

                            6363 Katella Avenue
                       Cypress, California 90630-5205
                               (714) 236-1614
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                              ---------------

                             Steven E. Grimaldi
                            6363 Katella Avenue
                       Cypress, California 90630-5205
                               (714) 236-1614
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                              ---------------

                                 Copies to:

        David H. Midvidy, Esq.                        Dale W. Lum, Esq.
 Skadden, Arps, Slate, Meagher & Flom LLP       Sidley Austin Brown & Wood LLP
         Four Times Square                          555 California Street
      New York, New York 10036                 San Francisco, California 94104


    Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum      Amount of
        Title of Each Class of                   Amount to           Offering Price           Aggregate         Registration
      Securities to be Registered              be Registered            per Unit          Offering Price(1)      Fee(1)(2)
==============================================================================================================================
___% Class A-1 Asset Backed Notes............  $200,000                 100%                 $200,000            $50.00

Floating Rate Class A-2 Asset Backed Notes...  $200,000                 100%                 $200,000            $50.00

Floating Rate Class A-3 Asset Backed Notes...  $200,000                 100%                 $200,000            $50.00

___% Class A-4 Asset Backed Notes............  $200,000                 100%                 $200,000            $50.00

___% Class B Asset Backed Notes..............  $200,000                 100%                 $200,000            $50.00
==============================================================================================================================
(1)     Estimated solely for the purpose of calculating the registration fee.
(2)     $250, which has already been paid.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


[FLAG]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                           Subject to Completion
               Preliminary Prospectus Dated __________, 2001

PROSPECTUS

                                $___________
                        MMCA Auto Owner Trust 2001-2

                 $__________ % Class A-1 Asset Backed Notes
           $__________ Floating Rate Class A-2 Asset Backed Notes
           $__________ Floating Rate Class A-3 Asset Backed Notes
                 $__________ % Class A-4 Asset Backed Notes
                  $__________ % Class B Asset Backed Notes

                        MMCA Auto Receivables Trust

                                   Seller

                              [INSERT GRAPHIC]

                                  Servicer


                                                              Underwriting Discounts
                                    Price*                      and Placement Fees              Net Proceeds to the Seller
                       ---------------------------------   -----------------------------   ------------------------------------

Class A-1 Notes        $__________           (________%)   $__________          (_____%)   $__________        (________%)
Class A-2 Notes        $__________           (________%)   $__________          (_____%)   $__________        (________%)
Class A-3 Notes        $__________           (________%)   $__________          (_____%)   $__________        (________%)
Class A-4 Notes        $__________           (________%)   $__________          (_____%)   $__________        (________%)
Class B Notes          $__________           (________%)   $__________          (_____%)   $__________        (________%)
     Total             $__________                         $__________                     $__________

-------------------

* The price of the notes will also include any interest accrued on the notes from the date the notes are issued.


Interest on and principal of the notes will be payable monthly, on the 15th or the first business day after the 15th.

Consider carefully the risk factors beginning on page 6.

The notes represent obligations of the issuer and are backed only by the assets of the issuer. The notes do not represent obligations of or interests in MMCA Auto Receivables Trust, Mitsubishi Motors Credit of America, Inc. or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                      Underwriters of the Class A Notes



                      Underwriter of the Class B Notes






              The date of this Prospectus is __________, 2001



                             Table of Contents

                                                                       Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS...............................................................5

SUMMARY OF TERMS.........................................................6

THE ISSUER..............................................................13
     Limited Purposes and Limited Assets ...............................13
     Capitalization of the Issuer ......................................14
     The Owner Trustee..................................................14

PROPERTY OF THE ISSUER..................................................14

MMCA'S CONTRACT PORTFOLIO...............................................15
     Types of Contracts Included in MMCA's
         Contract Portfolio ............................................15
     Underwriting Standards ............................................15
     Servicing and Collection Procedures ...............................16
     Physical Damage Insurance on MMCA's
         Contracts .....................................................16
     Delinquency and Loss Data of MMCA's
         Contracts .....................................................16

THE RECEIVABLES POOL ...................................................19
     Selection Criteria.................................................20
     Characteristics of the Receivables Pool ...........................21
     Composition of the Receivables as of the
         Cutoff Date....................................................21
     Payment Methods ...................................................24
     Deferred Payment Receivables ......................................24
     Balloon Payment Receivables .......................................25
     Defaulted Receivables .............................................26
     Maturity and Prepayment Considerations ............................26

HOW NOTEHOLDERS CAN COMPUTE
THEIR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES................................................34

USE OF PROCEEDS.........................................................34

MMCA AUTO RECEIVABLES TRUST.............................................35

THE SERVICER............................................................35

TERMS OF THE NOTES......................................................35
     Principal Amount and Interest Rates ...............................35
     Interest Payments .................................................36
     Interest Rate Swaps................................................37
     Description of Swap Counterparty...................................37
     Terms of the Interest Rate Swaps...................................37
     Optional Redemption ...............................................40
     The Indenture Trustee .............................................40
     The Yield Supplement Agreement and Yield
         Supplement Account ............................................41
     The Issuer's Bank Accounts ........................................41
     Indenture Cash Flows ..............................................42
     Yield Supplement Overcollateralization
         Amount ........................................................45
     The Reserve Account ...............................................46
     Subordination of the Class B Notes ................................47
     Subordination of the Certificates .................................47
     Advances by the Servicer of Amounts
         Payable on the Receivables ....................................47
     Deposit of Collections on the Receivables to
         the Collection Account ........................................48
     Statements to Noteholders..........................................48
     Book Entry Registration............................................49
     Issuance of Definitive Notes Upon the
         Occurrence of Various Circumstances ...........................54
     Terms of the Indenture.............................................54

THE SALE AND SERVICING AGREEMENT
AND THE TRUST AGREEMENT.................................................61
     Sale and Assignment ...............................................61
     Mandatory Repurchase of Receivables ...............................62
     Servicing Procedures ..............................................62
     Servicing Compensation ............................................64
     Evidence to be Provided as to Servicer's
         Compliance with its Servicing
         Obligations ...................................................65
     Resignation by the Servicer........................................65
     Consequences of Merger, Conversion,
         Consolidation or Similar Actions by
         Servicer ......................................................65
     Limits on Servicer's Liability.....................................65
     Limits on Servicer's Obligations in
         Connection with Legal Actions..................................65
     Events of Servicing Termination ...................................66
     Rights of Indenture Trustee and Noteholders
         Upon an Event of Servicing
         Termination Under the Sale and
         Servicing Agreement ...........................................66
     Requirements for Amendments of the Sale
         and Servicing Agreement and the Trust
         Agreement .....................................................67
     Requirements for Termination of the Issuer.........................68
     Actions to be Taken by Indenture Trustee
         Upon Termination of the Issuer ................................68
     The Administration Agreement.......................................68

SOME IMPORTANT LEGAL ASPECTS OF
THE RECEIVABLES.........................................................68
     Bankruptcy Considerations .........................................69
     Issuer's Rights in the Receivables ................................69
     Security Interests in Vehicles ....................................69
     Repossession.......................................................71
     Notice of Sale; Redemption Rights .................................71
     Deficiency Judgments and Excess Proceeds ..........................71
     Obligor's Right to Excess Proceeds Upon
         Sale of a Vehicle .............................................71
     Consumer Protection Laws...........................................72
     Other Limitations..................................................73

LEGAL INVESTMENT........................................................73

FEDERAL INCOME TAX CONSEQUENCES.........................................73
     Tax Treatment of the Notes and the Issuer
         Under Federal Income Tax Law ..................................73
     Federal Tax Consequences of Waivers of
         Events of Default and Amendments of
         Notes by Noteholders...........................................76
     Information Reporting and Backup
         Withholding of Taxes by Indenture
         Trustee........................................................76
     Tax Consequences to Foreign Investors..............................76

STATE TAX CONSEQUENCES..................................................78

ERISA CONSIDERATIONS....................................................78
     Special ERISA Considerations for Employee
         Benefit Plans..................................................79
     Special ERISA Considerations Applicable to
         Insurance Company General Accounts ............................80
     General Investment Considerations for
         Employee Benefit Plans.........................................80

UNDERWRITING............................................................80

LEGAL OPINIONS..........................................................82

REPORTS TO NOTEHOLDERS..................................................82

WHERE YOU CAN FIND MORE
INFORMATION.............................................................82

GLOSSARY................................................................83



                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS


         You should rely only on information on the notes provided in this prospectus. We have not authorized anyone to provide you with different information.

         We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

         You can find a glossary of capitalized terms used in this prospectus beginning on page 83.


                              SUMMARY OF TERMS

         This summary does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.

The Issuer:                                 MMCA Auto Owner Trust 2001-2

Seller of the Receivables to the Issuer:    MMCA Auto Receivables Trust

Seller's Address:                           6363 Katella Avenue, Cypress,
                                            California 90630-5205

Seller's Telephone Number:                  (714) 236-1614

Servicer of the Receivables:                Mitsubishi Motors Credit of
                                            America, Inc.

Indenture Trustee:                          Bank of Tokyo-Mitsubishi Trust
                                            Company

Owner Trustee:                              Wilmington Trust Company

The Property of the Issuer:                 The property of the issuer will
                                            include:

                                            o   the receivables, which are
                                                motor vehicle retail
                                                installment sale contracts
                                                originated by Mitsubishi
                                                Motors Credit of America,
                                                Inc.;

                                            o   the security interests in
                                                the motor vehicles financed
                                                by the receivables;

                                            o   the payahead account;

                                            o   the reserve account; and

                                            o   the yield supplement
                                                account.

The Terms of the Notes


                             Class A-1 Notes     Class A-2 Notes     Class A-3 Notes    Class A-4 Notes      Class B Notes

Principal Amount:               $__________         $__________         $__________        $__________         $__________

Interest Rate Per Annum:              ____%     one-month LIBOR     one-month LIBOR              ____%               ____%
                                                      plus ___%           plus ___%

Interest Accrual  Method:        actual/360          actual/360          actual/360             30/360              30/360

Payment Dates:               monthly (15th)      monthly (15th)      monthly (15th)     monthly (15th)      monthly (15th)

First Payment Date:

Final Payment Date:

Anticipated Ratings            P-1/A-1+/F1+         Aaa/AAA/AAA         Aaa/AAA/AAA        Aaa/AAA/AAA              A2/A/A
 (Moody's/S&P/Fitch):*

* It is a condition to the offering of the notes that these ratings be obtained. However, Moody's, Standard & Poor's or Fitch in its discretion may lower or withdraw its rating in the future.



The Receivables

     The issuer will own three types of receivables:

     o receivables which provide for equal monthly payments over their term;

     o receivables which provide that the first payment is deferred for a specified period--between ___ and ___ days--and for equal monthly payments for the remainder of the term of the receivable; and

     o receivables which provide for equal monthly payments and one substantially larger final balloon payment.

     None of the receivables with a deferred first payment has a balloon payment.

     On __________, 2001:

     o   The principal balance of the receivables was $----------.

     o The principal balance of the deferred payment receivables was $__________.

     o   The principal balance of the balloon payments was $__________.


Payments on the Notes

Sources of Payments

     On each payment date, the issuer will pay the amounts owed by the issuer from the following sources:

     o   collections on the receivables during the prior month;

     o amounts withdrawn from the reserve account and the yield supplement account;

     o   any net swap receipts on the interest rate swaps;

     o any swap termination payments paid by the swap counterparty to the extent that those amounts are not used to enter into a replacement interest rate swap; and

     o advances by the Servicer of amounts due on the receivables but not paid during the prior month.

Monthly Interest Payments

     On each payment date, the issuer will pay interest on the class A notes based on the total amount of interest due on each class of class A notes without preference or priority between the classes of class A notes. Interest on the class B notes is subordinate to interest on the class A notes and will not be paid on any payment date until accrued interest on the class A notes has been paid in full.

     The class A-1 notes, the class A-4 notes and the class B notes are fixed rate securities and bear interest for each interest period at a fixed interest rate.

     The class A-2 notes and the class A-3 notes are floating rate securities and bear interest for each interest period at a rate determined by reference to one-month LIBOR.

Sequential Payment of Monthly Principal Amount

     The notes feature sequential payment of principal. No principal will be paid on any class of class A notes until each class with a lower numerical designation has been paid in full. For example, no principal will be paid on the class A-2 notes until the class A-1 notes have been paid in full. No principal will be paid on the class B notes until all of the class A notes have been paid in full.

     On each payment date, the amount required to be paid as principal of the notes will equal:

     o the sum of the outstanding balance of the notes and the certificates on the last day of the preceding month; minus

     o minus the total principal amount of the receivables on the last day of the preceding month; minus

     o the total yield supplement overcollateralization amount of the receivables on the last day of the preceding month.

Interest Rate Swaps

     On the closing date, the issuer will enter into interest rate swaps to hedge the floating interest rates on the class A-2 notes and the class A-3 notes with ______________________ as the swap counterparty. The interest rate swap for the class A-2 notes will have an initial notional amount equal to the principal amount of the class A-2 notes on the closing date and the interest rate swap for the class A-3 notes will have an initial notional amount equal to the principal amount of the class A-3 notes on the closing date. The notional amount of each interest rate swap will decrease by the amount of any principal payments on the respective class of notes.

     In general, under each interest rate swap agreement, on each payment date the issuer will be obligated to pay the swap counterparty a fixed rate payment based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the class A-2 notes or class A-3 notes, as applicable, on the same notional amount.

     Payments on each of the interest rate swaps will be exchanged on a net basis. The net amount owed by the issuer to the swap counterparty on a payment date, if any, is a "net swap payment," and the net amount owed by the swap counterparty to the issuer, if any, is a "net swap receipt," in each case excluding any swap termination payments.

     The obligations of the issuer under the interest rate swap agreements are secured under the indenture. Net swap payments rank higher in priority than payments on the securities, and swap termination payments are pro rata with interest on the class A notes and senior to other payments on the securities. The obligations of the swap counterparty will be unsecured except under the circumstances described below.

     In the event that the swap counterparty's credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the class A notes by Standard & Poor's, Moody's and Fitch, or if the swap counterparty's credit support is no longer adequate to maintain the ratings assigned to the class A notes, the issuer will be entitled to terminate the related interest rate swaps unless the swap counterparty posts collateral to secure its obligations under the interest rate swap agreements, assigns the interest rate swaps to an eligible substitute swap counterparty or establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the class A notes.

     For a more detailed description of the interest rate swaps, the swap counterparty and the interest rate swap agreements, see "Terms of the Notes--The Interest Rate Swaps," "--Description of Swap Counterparty" and "--Terms of the Interest Rate Swap Agreements."

Priority of Distributions

     On each payment date, the issuer will make the following payments in the following order:

     (1) payment to the servicer of amounts advanced by the servicer on previous payment dates;

     (2) payment to the servicer of the monthly servicing fee for the prior month;

     (3) payment to the swap counterparties of any net swap payments;

     (4) payment of the interest payable on all classes of the class A notes and any swap termination payments owed by the issuer to the swap counterparty, pro rata;

     (5) payment of the interest payable on the class B notes;

     (6) payment of the principal payable on the class A-1 notes, until the class A-1 notes have been paid in full;

     (7) payment of the principal payable on the class A-2 notes, until the class A-2 notes have been paid in full;

     (8) payment of the principal payable on the class A-3 notes, until the class A-3 notes have been paid in full;

     (9) payment of the principal payable on the class A-4 notes, until the class A-4 notes have been paid in full;

     (10) payment of the principal payable on the class B notes, until the class B notes have been paid in full;

     (11) any required deposits to the reserve account; and

     (12) any remaining amounts will be paid to the holders of the certificates.

     For further information on the priority of distributions, see "Terms of the Notes--Indenture Cash Flows."

     The order of the payments of interest and principal on the notes will change if there is a default under the indenture and the maturity of the notes is accelerated. This change is important to noteholders. Principal will be paid to the class A-1 notes until they are paid in full and then to the other classes of the class A notes simultaneously--not sequentially by class--and no interest will be paid on the class B notes until all of the accrued interest and principal of the class A notes and any net swap payments and swap termination payments owed by the issuer to the swap counterparty have been paid.

Certificates

     In addition to the notes, the issuer will issue $__________ of certificates. The issuer will not make any distributions on the certificates on any payment date until the interest and principal payable on the notes and any swap termination payments on that payment date have been paid and any required deposit to the reserve account has been made. The certificates are not being offered by this prospectus.

Monthly Servicing Fee

     The monthly servicing fee payable to the servicer on each payment date will equal the sum of:

     o 1/12th of ____% of the total principal balance of all receivables, other than deferred payment receivables, on the first day of the previous month; plus

     o 1/12th of ____% of the total principal balance of deferred payment receivables on the first day of the previous month.

Credit Enhancement

     The credit enhancement for the class A notes and the class B notes will be as follows:

     o    the total yield supplement overcollateralization amount;

     o    the subordination of the certificates; and

     o    the reserve account.

     In addition, the subordination of the class B notes provides credit enhancement for the class A notes.

     The credit enhancement for the notes is intended to protect you against losses or delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Total Principal Amount of the Notes and
Certificates

     The total principal amount of the notes and certificates on the closing date will equal:

19.the total principal amount of the receivables transferred to the issuer on the closing date; minus

     o the total yield supplement overcollateralization amount of the receivables transferred to the issuer on the closing date.

Total Yield Supplement Overcollateralization Amount

     On the closing date, the total yield supplement overcollateralization amount of the receivables will be $__________, or ____% of the total principal amount of the notes and certificates on the closing date.

     On any date, the total yield supplement overcollateralization amount for the receivables will be the sum of the yield supplement overcollateralization amount for each receivable which is not a defaulted receivable or which has not been repurchased by MART or the servicer following a breach of certain representations or warranties.

     On any payment date, the yield supplement overcollateralization amount for any receivable will equal the excess, if any, of:

     o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the related contract; over

     o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of the annual percentage rate provided in the related contract and ____%.

Reserve Account

     On each payment date, the issuer will use funds in the reserve account to pay the following amounts if collections on the receivables are insufficient to pay those amounts:

     o    first, the amounts due to the servicer; and then

     o    any net swap payments; and then

     o any swap termination payments owed to the swap counterparty and the interest and principal due on the notes.

     On the closing date, MART will deposit $__________ into the reserve account. On each payment date, available funds remaining after payment of the amounts due to the servicer, any net swap payments and any swap termination payments owed to the swap counterparty, and interest and principal on the notes will be deposited to the reserve account until the total amount on deposit in the reserve account equals the lesser of:

o the product of (a) the total principal balance of the receivables, minus the total yield supplement overcollateralization amount of the receivables on the closing date, and (b) ___%; and

     o    the total principal balance of the notes.

Yield Supplement Account

     On each payment date, the issuer will use funds in the yield supplement account in an amount equal to one-twelfth of the product of (a) the total principal balance of deferred payment receivables, minus the yield supplement overcollateralization amount on those receivables, and (b) ____% to make required payments under the indenture, including payments on the notes. This amount will be used to cover the shortfall in amounts available to make required payments on the notes due to the absence of collections on deferred payment receivables during the previous month.

     On the closing date, MART will make a deposit to the yield supplement account in an amount calculated to be sufficient to cover these shortfalls.

Optional Redemption

     The servicer can purchase all of the remaining receivables once their total principal balance is 10% or less of their principal balances as of the closing date. If the servicer purchases the receivables, the indenture trustee will redeem the notes for the unpaid principal amount plus the accrued and unpaid interest on the notes.

Tax Status

     In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, for federal income and Delaware and California income and franchise tax purposes:

     o    the notes will be treated as debt; and

     o the issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA Considerations

     The notes are generally eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, fiduciaries of employee benefit plans, and any other person investing plan assets, should review the matters discussed under "ERISA Considerations" in this prospectus and should consult with their legal advisors before purchasing the notes.

Eligibility of Notes for Purchase by Money Market Funds

     The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the class A-1 notes satisfies the money market fund's investment policies and objectives.


                                RISK FACTORS


You should consider the following risk factors in deciding whether to purchase notes.

Absence of Secondary Market        The underwriters for the notes may assist in
for Notes Could Limit Your         resales of the notes but they are  not
Ability to Resell Notes            required to do so. A secondary market for
                                   the notes may not develop. If a
                                   secondary market for the notes does
                                   develop, it may not continue or it may
                                   not be sufficiently liquid to allow you
                                   to resell any of your notes.
                                   Consequently, you must be prepared to
                                   hold your notes until their final
                                   maturity dates.

Interests of Other Persons in      Another person could acquire an interest in
Receivables and Financed           a receivable that is superior to the
Vehicles Could Reduce the          issuer's interest in the receivable because
Funds Available to Make            the servicer will not segregate or mark the
Payments on the Notes              receivables as belonging to the issuer.
                                   If another person acquires an interest
                                   in a receivable that is superior to the
                                   issuer's interest in the receivable, the collections on that receivable will not be available to make payments on the notes.

                                   Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuer's interest in the vehicle because the servicer will not amend the certificate of title or ownership to identify the issuer as the new secured party. If another person acquires an interest in a vehicle that is superior to the issuer's interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the notes. See "Some Important Legal Aspects of the Receivables--Security Interests in
                                   Vehicles."

Bankruptcy of MMCA Could           If MMCA is the subject of a bankruptcy
Result in Losses or Delays in      proceeding, you could experience losses
Payments on the Notes              or delays in the payments on your notes.
                                   MMCA will sell the receivables to MART,
                                   and MART will transfer the receivables
                                   to the issuer. However, if MMCA is the
                                   subject of a bankruptcy proceeding, the
                                   court in the bankruptcy proceeding could conclude that the sale of the receivables by MMCA to MART was not a true sale for bankruptcy purposes and that MMCA still owns the receivables.
                                   The court also could conclude that MMCA
                                   and MART should be consolidated for
                                   bankruptcy purposes. If the court were
                                   to reach either of these conclusions,
                                   you could experience losses or delays in payments on your notes because:

                                   o    the indenture trustee will not be
                                        able to exercise remedies against
                                        MMCA on your behalf without
                                        permission from the court;

                                   o    the court may require the indenture
                                        trustee to accept property in
                                        exchange for the receivables that
                                        is of less value than the
                                        receivables;

                                   o    tax or other government liens on
                                        MMCA's property that arose before
                                        the transfer of the receivables to
                                        the issuer will be paid from the
                                        collections on the receivables
                                        before the collections are used to
                                        make payments on your notes; and

                                   o    the indenture trustee may not have
                                        a perfected security interest in
                                        one or more of the vehicles
                                        securing the receivables or cash
                                        collections held by MMCA at the
                                        time that a bankruptcy proceeding
                                        begins.

                                   MART has taken steps in structuring the
                                   transactions described in this
                                   prospectus to minimize the risk that a
                                   court would conclude that the sale of
                                   the receivables to MART was not a "true
                                   sale" or that MMCA and MART should be
                                   consolidated for bankruptcy purposes.
                                   See "MMCA Auto Receivables Trust" and
                                   "Some Important Legal Aspects of the
                                   Receivables--Bankruptcy Considerations."

Potential Loss on Notes Due to     The first payment on $__________ of the
Receivables with Deferred          receivables, or ____% by principal balance
First Payments                     of the receivables to be transferred to the
                                   issuer on the closing date, is deferred
                                   for a specified period. The value of the vehicles financed with receivables with a deferred first payment will be reduced during the deferral period without any reduction of the principal balance of the related receivables because no payments on those receivables are required during the deferral period. On the date on which the first payment is due on a receivable with a deferred first payment the difference between the value of the vehicle and the principal balance of the related receivable will be larger than would have been the case had the first payment on the receivable not been deferred. MMCA does not have extensive historical data on the default rate of receivables with deferred first payments. The severity of any credit loss on a receivable with a deferred first payment will depend, in part, on the length of the deferral period. The severity of the credit losses on these receivables may be higher than the severity of the credit losses on MMCA's combined portfolio of receivables. You may experience delays in payments or losses on your notes if the severity of credit losses on these receivables is higher than expected by MMCA and the following are insufficient to protect you against such delays or losses:

                                   o    the protection provided to the
                                        class A notes by the subordination
                                        of the class B notes; and

                                   o    the protection provided to all of
                                        the notes by:

                                          o  the total yield supplement
                                             overcollateralization amount;

                                          o  the subordination of the
                                             certificates; and

                                          o  the funds on deposit in the
                                             reserve account.

                                   See "MMCA's Contract
                                   Portfolio--Delinquency and Loss Data of
                                   MMCA's Contracts" for information
                                   concerning MMCA's combined portfolio of
                                   receivables.

Risk That You May Be               Potential Prepayment of Notes Due to Pre-
Required to Reinvest Your          payment of Receivables. Prepayments on the
Principal in the Notes at a        receivables by the related obligors and
Lower Rate of Return Because       purchases of the receivables by MART and
of Prepayments on the Notes        the servicer due to breaches of
                                   representations, warranties and
                                   covenants by MART and the servicer will
                                   accelerate the payment of principal of
                                   your notes. The extent of these
                                   prepayments cannot be fully predicted.
                                   You will bear the risk that you will
                                   have to reinvest the principal of your
                                   notes earlier than you expected at a
                                   rate of interest that is less than the
                                   rate of interest on your notes.

                                   The obligors on the receivables may
                                   prepay the receivables voluntarily at
                                   any time. The receivables are required
                                   to be prepaid in full upon the sale,
                                   insured loss or other disposition of the related vehicle. In addition, if MMCA breaches its representations and warranties with respect to any receivables in a way that has a material adverse effect on the noteholders, MMCA will be required to repurchase those receivables from MART, and MART will be required to repurchase those receivables from the issuer. MMCA will also be required to purchase receivables from the issuer if it breaches its servicing obligations with respect to those receivables. MMCA will be entitled to purchase all of the remaining receivables from the issuer once the total principal balance of the receivables is 10% or less of the principal balance of the receivables as of the closing date.

                                   Potential Prepayment of Notes Due to an
                                   Incentive Program Offered by MMCA.
                                   Obligors on receivables that provide for a balloon payment can return the related vehicle at the end of the term of the receivable instead of paying the balloon payment. MMCA will sell each returned vehicle on behalf of the issuer but expects the amount realized from the sale of the vehicle to be less than the related balloon payment. To reduce losses from obligors returning their vehicles at the end of the term of their receivables instead of paying the balloon payments, MMCA and its affiliates offer incentives for the obligors to prepay their receivables and return the related vehicles early if they purchase another vehicle manufactured by Mitsubishi Motors Corporation or one of its affiliates. The incentives may encourage a higher level of prepayments on the receivables resulting in a higher level of prepayments on the notes than would otherwise be the case. See "The Receivables Pool--Maturity and
                                   Prepayment Considerations."

                                   Potential Prepayment of Notes Due to
                                   Prepayments of Receivables with a
                                   Deferred First Payment. MMCA began
                                   originating receivables with a deferred
                                   first payment in 1999. MMCA does not
                                   have significant historical data on the
                                   rate of prepayment of this type of
                                   receivable. Obligors on receivables may
                                   prepay their receivables in full or in
                                   part at any time and no prediction can
                                   be made of the rate at which obligors on deferred payment receivables will make prepayments. Obligors on receivables with a deferred first payment may have greater incentive to refinance their vehicles with other lenders at more attractive terms--for example, at lower interest rates--than obligors on non-deferred payment receivables and use the proceeds to prepay in full the receivable sold to the issuer. If the rate of prepayment on receivables with a deferred first payment is higher than the rate of prepayment on the receivables in MMCA's combined portfolio that do not provide for a deferred first payment, the level of prepayments on the notes would be higher than anticipated.

Potential Loss on Notes Due to     You may suffer a loss on your notes if the
Limited Assets of the Issuer       assets of the issuer are insufficient to pay
                                   the principal amount of the notes in
                                   full. The only source of funds for
                                   payments on the notes will be the assets of the issuer. The assets of the issuer are limited to the receivables and the funds on deposit in the issuer's bank accounts. The notes will not be insured or guaranteed by MMCA, including in its capacity as servicer, or by MART, the indenture trustee, the owner trustee, the swap counterparty or any other person or entity. Consequently, you must rely for payment of the notes solely upon collections on the receivables and funds on deposit in the issuer's bank accounts. See "Terms of the Notes--The
                                   Reserve Account."

Class B Notes Have Greater         You may suffer a loss on your class B notes
Credit Risk Because the Class      because payments of interest on and
B Notes Are Subordinate to         principal of the class B notes are sub-
the Class A Notes                  ordinated to amounts due to the servicer,
                                   any net swap payments and any swap
                                   termination payments owed to the swap
                                   counterparty and to payments of interest on the class A notes.

                                   Also, if a default under the indenture
                                   occurs, interest payments on the class B notes will be subordinated to the payment of principal of the class A notes.

                                   Principal payments on the class B notes
                                   will be fully subordinated to principal
                                   payments on the class A notes and
                                   amounts due to the servicer, any net
                                   swap payments and any swap termination
                                   payments owed to the swap counterparty.
                                   No principal will be paid on the class B notes until principal of all of the class A notes has been paid in full. You may experience losses on the class B notes if the protection provided to the class B notes by the total yield supplement overcollateralization amount, the subordination of the certificates and the funds on deposit in the reserve account are insufficient to protect the class B notes from losses on the receivables.

Risks Associated with the          The issuer will enter into interest rate
Interest Rate Swaps                swaps because the receivables owned
                                   by the issuer bear interest at fixed
                                   rates while the class A-2 notes and the
                                   class A-3 notes will bear interest at
                                   floating rates based on one-month LIBOR.
                                   The issuer will use payments made by the swap counterparty to help make interest payments on the notes and certificates.

                                   During those periods in which the
                                   floating LIBOR-based rates payable by
                                   the swap counterparty are substantially
                                   greater than the fixed rates payable by
                                   the issuer, the issuer will be more
                                   dependent on receiving payments from the swap counterparty in order to make interest payments on the notes and the certificates without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes.

                                   On the other hand, during those periods
                                   in which the floating rates payable by
                                   the swap counterparty are less than the
                                   fixed rates payable by the issuer, the
                                   issuer will be obligated to make
                                   payments to the swap counterparty. The
                                   swap counterparty will have a claim on
                                   the assets of the issuer for the net
                                   amount due to the swap counterparty
                                   under the interest rate swaps. The swap
                                   counterparty's claim for payments other
                                   than termination payments will be higher in priority than payments on the notes and the certificates, and its claim for termination payments will be pro rata and pari passu from available funds with interest on the class A notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

                                   The interest rate swaps generally may
                                   not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or due to failure of the swap counterparty to post collateral, assign the swap to an eligible counterparty or take other remedial action if the swap counterparty's credit ratings drop below the levels required by Standard & Poor's, Moody's and Fitch, sufficient in each case to maintain the then-current ratings of the class A notes. Depending on the reason for the termination, a termination payment may be due to the issuer or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap unless the swap counterparty is the defaulting party or the party causing the termination event to occur and the issuer enters into a replacement interest rate swap, in which case the amount of the termination payment will generally be determined by reference to the replacement costs incurred by the issuer. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. A payment due to a swap counterparty would be made by the issuer out of funds that would otherwise be available to make payments on the notes and certificates. To the extent not paid by a replacement swap counterparty, any swap termination payments payable by the issuer would be paid from available funds pro rata and pari passu with payments of interest on the class A notes.

                                   If the swap counterparty fails to make a termination payment owed to the issuer, the issuer may not be able to enter into a replacement interest rate swap. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rates on the floating rate class A-2 notes and class A-3 notes exceed the fixed rates the issuer would have been required to pay the swap counterparty under the related interest swap.

                                   If an interest rate swap is terminated
                                   and no replacement is entered into, you
                                   may experience delays and/or reductions
                                   in the interest and principal payments
                                   on your notes.

                                   To the extent not paid by a replacement
                                   swap counterparty, swap termination
                                   payments paid to the swap counterparty
                                   will reduce the amount of funds
                                   available for payments of interest and
                                   principal on the notes and certificates.
                                   In the event the amount available for
                                   such payments is less than the amount
                                   due, the issuer will allocate available
                                   funds to the class A notes based on the
                                   aggregate principal balance of the class
                                   A notes and the aggregate amount of any
                                   swap termination payments then due. In
                                   that event, the class A-1 noteholders,
                                   the class A-2 noteholders, the class A-3
                                   noteholders and the class A-4
                                   noteholders will receive their ratable
                                   share of the amount allocable to the
                                   class A notes based on the amount of
                                   interest due on such class relative to
                                   the total amount of interest due to the
                                   class A noteholders.

Potential Loss on Notes in         The obligors on balloon payment receivables
Connection with Sales of           will not have to pay the balloon payment if
Vehicles                           they return the related vehicle to MMCA at
                                   the end of the term of the receivable.
                                   MMCA will sell the returned vehicle on
                                   behalf of the issuer and the issuer will use the proceeds from the sale to make payments on the notes. You may experience delays in payments or losses on your notes if the proceeds from the sale of the returned vehicles are less than the amount of the balloon payments and if the following are insufficient to protect you against these delays or losses:

                                   o    the protection provided to the
                                        class A notes by the subordination
                                        of the class B notes; and

                                   o    the protection provided to all of
                                        the notes by:

                                   o    the total yield supplement
                                        overcollateralization amount;

                                          o  the subordination of the
                                             certificates; and

                                          o  the funds on deposit in the
                                             reserve account.

                                   See "MMCA's Contract
                                   Portfolio--Delinquency and Loss Data of
                                   MMCA's Contracts" for information
                                   concerning MMCA's combined portfolio of
                                   receivables.

                                   MMCA expects the proceeds from the sale
                                   of a returned vehicle to be less than
                                   the balloon payment because MMCA sets
                                   the balloon payments higher than its
                                   estimate of the end of term value of the vehicle in order to stimulate sales of a particular model. See "The Receivables Pool--Balloon Payment Receivables."

Potential Loss on Notes If         The obligor under a balloon payment
MMCA Does Not Refinance            receivable has the option to refinance the
Balloon Receivables                balloon payment with MMCA, if various
                                   conditions are satisfied. No successor
                                   to MMCA as servicer will be obligated to provide that refinancing. If at any time
                                   MMCA no longer makes refinancing
                                   available, MART may contract with third
                                   parties to do so. If a refinancing
                                   option is not available, more obligors
                                   may return their vehicles on the date
                                   the related balloon payment is due
                                   instead of refinancing the balloon
                                   payment, and consequently more motor
                                   vehicles may be sold by MMCA on behalf
                                   of the issuer for prices less than the
                                   related balloon payments.

Potential Loss on Notes Due to     Economic conditions in the states where the
Geographic Concentration of        obligors under the receivables reside may
                                   Receivables affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables.
                                   Based on the principal balance of the
                                   receivables on the closing date, ____%
                                   of the receivables relate to obligors
                                   with a billing address in California and ____% relate to obligors with a billing address in _______. Accordingly, adverse economic conditions or other factors affecting California or _______ could have an especially significant effect on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of payment of principal and interest on your notes.

Risks in Connection with an        If a default occurs under the indenture
Event of Default under             and the maturity dates of the notes are
Indenture                          accelerated, the indenture trustee may
                                   sell the receivables and prepay the
                                   notes in advance of their respective
                                   final scheduled payment dates. You may
                                   not be able to reinvest the principal
                                   repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the principal amount of your notes in full if the assets of the issuer are insufficient to pay the total principal amount of the notes and all amounts due and payable to the swap counterparty, including swap termination payments.

                                   In addition, the acceleration of the
                                   maturity dates will change the order of
                                   priority for the payment of principal of the different classes of notes. After an event of default occurs under the indenture, distributions to the class B noteholders become fully subordinated to the class A noteholders and to the swap counterparty. No interest on or principal of the class B notes will be paid after an event of default has occurred until the full principal balance of the class A notes has been paid in full and all payments due to the swap counterparty, including swap termination payments, have been paid in full. See "Terms of the Notes--Principal Payments."

                                   If the maturity dates of the notes are
                                   accelerated following an event of
                                   default and the indenture trustee
                                   determines that the receivables will not be sufficient to make scheduled payments on the notes, all of the noteholders, voting as a group, will have the right to vote as to whether the receivables should be sold. The proportion of the principal amount of the class B notes to the total principal amount of the class A notes and the class B notes will increase as principal of the class A notes is paid. Accordingly, the class A noteholders may require the consent of class B noteholders to sell the receivables. Payments on the class A notes could be delayed if this consent is required and not obtained.


                                 THE ISSUER

Limited Purposes and Limited Assets

         MMCA Auto Owner Trust 2001-2, the issuer, is a business trust formed under the laws of the State of Delaware under a trust agreement between MART and Wilmington Trust Company, as owner trustee. The issuer's principal offices are in the State of Delaware in care of the owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The issuer will not engage in any activity other than:

         o acquiring and holding the assets of the issuer, including the receivables, and the proceeds of those assets;

         o   issuing the notes and the certificates;

         o   making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or that are in any way connected with those activities.

         The issuer will be capitalized through the issuance of $__________ of notes and $__________ of certificates. The certificates will entitle certificateholders to receive distributions of amounts not required to make payments on the notes, any net swap payments or any swap termination payments owed by the issuer to the swap counterparty on any payment date or to pay expenses of the issuer. The certificates will be subordinated to the notes to the extent described in this prospectus. The principal amount of the certificates will be reduced on each payment date by principal payments made on the certificates. The certificates are not being offered by this prospectus and will be retained by MART or an affiliate.

         On the closing date, the issuer will purchase from MART retail installment contracts originated by MMCA in connection with the financing of automobiles and sport-utility vehicles. The purchase will be made under a sale and servicing agreement in exchange for the notes and the certificates.

         MMCA or a successor will service the receivables, either directly or through subservicers. The servicer will be paid the servicing fee and will be reimbursed for any advances that are due and payable to it out of collections from the receivables prior to distributions to noteholders. Some other expenses of the issuer will be paid by the servicer or by MART as provided in the sale and servicing agreement. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures," "--Servicing Compensation" and "Terms of the Notes--Indenture Cash Flows."

         The servicer, either directly or through subservicers, will hold the receivables and the certificates of title for the vehicles as custodian for the indenture trustee and the issuer. However, the receivables will not be marked or stamped to indicate that they have been sold to the issuer, and the certificates of title for the vehicles will not be endorsed or otherwise amended to identify the issuer as the new secured party. Under those circumstances, the issuer may not have a perfected security interest in the vehicles in some jurisdictions or another party could acquire an interest in the receivables superior to the interest of the issuer. See "Some Important Legal Aspects of the Receivables."

         If the protection provided to the noteholders by the total yield supplement overcollateralization amount, the subordination of the certificates and by amounts on deposit in the reserve account is insufficient, the noteholders would have to look for payment of the notes to the receivables that have not defaulted, the proceeds from the repossession and sale of vehicles which secure defaulted receivables and the proceeds from any recourse against dealers. Absent fraud or misrepresentation by a dealer, the issuer will not have recourse to the dealer for a default by an obligor on a receivable originated by the dealer. In that event, factors including the issuer's not having perfected security interests in the vehicles in all states may affect the issuer's ability to repossess and sell the vehicles, and thus may reduce the funds distributed to noteholders. Losses on the receivables or other shortfalls in the funds to be distributed to the noteholders, after withdrawals from the accounts of the issuer, will be allocated first to the certificates and then to the Class B notes because payments on the certificates and the Class B notes are subordinate to the payments on the Class A notes. See "Terms of the Notes--Indenture Cash Flows" and "Some Important Legal Aspects of the Receivables."

Capitalization of the Issuer

         The following table illustrates the capitalization of the issuer as of the closing date, after the issuance of the notes and certificates and the sale of the notes has taken place:


Class A-1 notes.............................................. $__________
Class A-2 notes..............................................  __________
Class A-3 notes..............................................  __________
Class A-4 notes..............................................  __________
Class B notes................................................  __________
Certificates.................................................  __________
                                                              -----------
Total........................................................ $__________
                                                              ===========

         Because the issuer will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the receivables and related assets and issuing and distributing payments on the notes and the certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges for the issuer have been included in this prospectus.

The Owner Trustee

         Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801. MART, the servicer and their individual affiliates may have other banking relationships with the owner trustee and its affiliates in the ordinary course of their businesses.

                           PROPERTY OF THE ISSUER

         Under the indenture, the notes will be secured by the property of the issuer, which will include:

         o a pool of motor vehicle retail installment sale contracts originated during or after __________ and rights and obligations thereunder;

         o all monies due under Actuarial Receivables on or after the Cutoff Date and all monies received under Simple Interest Receivables on or after the Cutoff Date;

         o amounts and property held in or credited to the collection account, the note payment account, the payahead account and the reserve account;

         o   MART's rights in the yield supplement account;

         o   MART's security interests in the vehicles;

         o MART's rights to receive proceeds from claims on insurance policies covering the vehicles or the obligors;

         o MART's rights of recourse against the dealers under the dealer agreements relating to the receivables;

         o all of the issuer's rights under the sale and servicing agreement and the purchase agreement, including its right to cause MMCA and MART to repurchase receivables from the issuer;

         o all of the issuer's rights under the interest rate swap agreements, including its right to receive any net swap receipts and any swap termination payments paid by the swap counterparty to the extent that such amounts are not used to enter into a replacement interest rate swap;

         o   all of MART's rights under the yield supplement agreement; and

         o   all proceeds of the above.

                         MMCA'S CONTRACT PORTFOLIO

Types of Contracts Included in MMCA's Contract Portfolio

         MMCA purchases retail installment contracts relating to new automobiles and sport-utility vehicles manufactured or distributed by Mitsubishi Motors and contracts relating to used vehicles manufactured or distributed by Mitsubishi Motors or other motor vehicle manufacturers. MMCA applies the same underwriting standards to its purchases of contracts whether or not the related vehicle was manufactured by Mitsubishi Motors.

         MMCA purchases contracts from dealers that regularly sell contracts to MMCA and to other finance providers. MMCA purchases the contracts from the dealers under the terms of a dealer agreement with each dealer. Each dealer agreement requires the dealer to repurchase any contract that it sold to MMCA for the outstanding principal balance if the dealer breaches specified representations and warranties. Those representations and warranties typically relate to the origination of the contract and the security interest in the related vehicle and not to the creditworthiness of the obligor under the contract.

Underwriting Standards

         MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the vehicle that secures the related contract.

         MMCA receives credit applications from dealers via the internet or by facsimile. Information included in the application includes the applicant's name, address, age and residential status, the source and amount of the applicant's monthly income and the applicant's monthly rent or mortgage payment. MMCA then obtains a credit bureau report on the applicant from the credit bureau preferred by MMCA for applicants residing in the area where the applicant lives. The applicant is credit scored using a credit scoring model empirically derived from MMCA's data on the portfolio of contracts that it owns or services for others. The credit scoring model was developed by a third party supplier. The model assigns the applicant to one of three credit segments, prime, non-prime and limited credit experience based on the applicant's credit history. The credit scoring model used by MMCA places emphasis on the applicant's FICO score and the ratio of the payment on the contract to the applicant's income. A FICO score is a credit bureau based score provided by Fair, Isaac & Co., Inc.

         Although most credit applications are approved or disapproved based on the credit scoring model described above, in a limited number of instances MMCA management may approve credit to applicants scoring below MMCA's credit score minimums and may deny credit to applicants scoring above those minimums. Where the applicant is a business entity, MMCA reviews information about bank accounts, credit references and financial results of the business entity. In addition, MMCA obtains and reviews any published credit bureau reports on the business entity. In some cases, MMCA may require an individual to guarantee the business entity's obligation under the contract. The application, if approved, is assigned to one of the three credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with more risky accounts receiving a higher interest rate.

         As an alternative to review under MMCA's credit scoring system, MMCA allows dealers to use a FICO score and related credit bureau report obtained by the dealers from credit bureaus specified by MMCA. MMCA will purchase the receivable from the dealer if the applicant's credit bureau report contains characteristics matching the most predictive characteristics of the MMCA credit scoring system and other qualifying criteria and if the FICO score meets specified minimums. Upon purchase of the receivable, MMCA then scores the applicants using the MMCA scoring system for tracking purposes. Approximately 30% of all receivables purchased by MMCA are approved under this alternative program.

Servicing and Collection Procedures

         MMCA measures delinquency by the number of days elapsed from the date a payment is due under a contract, after giving effect to any extension of that date by MMCA. MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the date the payment is due. MMCA begins collection activities on delinquent contracts through telephone contact based upon the credit risk initially assigned to each obligor. Obligors who have defaulted on their first or second payment are contacted by telephone when the contract becomes 12 days delinquent. Remaining obligors who are delinquent are contacted when the contract becomes 20 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the period of time the account is delinquent and the amount of the delinquency. Except for some limitations, MMCA as servicer is able to extend the dates on which payments on receivables are due. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures."

         MMCA's collectors are assigned to specific delinquent obligors and attempt to contact each one by telephone or by letter based on the length of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 75 days delinquent. Repossession is carried out according to applicable state law and specific procedures adopted by MMCA.

         If the vehicle securing a delinquent contract is repossessed, MMCA charges off the related delinquent contract on the date on which the proceeds from the sale of the repossessed vehicle are applied to the contract balance and the deficiency, if any, is determined. If the vehicle cannot be repossessed, MMCA charges off the delinquent contract on the date on which it determines that it will be unable to recover the vehicle from the obligor. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge off of the related contract are pursued by MMCA to the extent practicable and legally permitted. If a vehicle financed with a balloon payment contract is returned to MMCA at the end of the contract term, MMCA will not charge off any loss on sale of the vehicle, because that loss is not a credit loss. However, MMCA does charge off losses on the amortizing monthly installments and the balloon payments following defaults by obligors and acceleration of the amounts owed under the contracts. Furthermore, MMCA does not charge off collection expenses but does charge off repossession and disposition expenses. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Physical Damage Insurance on MMCA's Contracts

         Each contract requires the obligor to obtain physical damage insurance covering loss or damage to the related vehicle. The dealer agreements require that the dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each vehicle at the time that MMCA purchased the contract from the dealers. There is no assurance that a vehicle will continue to be covered by physical damage insurance for the entire term during which the related contract is outstanding. In the event that MMCA determines that an obligor did not obtain acceptable physical damage insurance covering loss or damage to the related vehicle at any time during the term of the related contract, MMCA may in its discretion, based in part or in whole upon the creditworthiness of the obligor, treat the related receivable as a defaulted receivable.

Delinquency and Loss Data of MMCA's Contracts

         Delinquency and loss experience of receivables may differ from the loss experience of MMCA's combined portfolio and may change in the future. The following tables describe the delinquency and loss experience of MMCA with its portfolio of contracts. Those contracts include previously sold contracts which MMCA continues to service including contracts with a deferred first payment. Delinquency and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that the delinquency, repossession or loss experience of the receivables will be similar to MMCA's historical experience described below.

         Historical Delinquency Experience. MMCA tracks delinquency information for periods of 30 to 59 days, 60 to 89 days, and 90 days or more. As of __________, 2001, delinquencies of between 30 and 59 days as a percentage of contracts outstanding were about __.__%. As of _________, 2001, delinquencies of between 60 and 89 days as a percentage of contracts outstanding were about __.__%. As of ___________, 2001, delinquencies of 90 days or more as a percentage of contracts outstanding were about __.__%. Additional detail and historical information on delinquencies are shown in the table below.

         In the following delinquency experience table:

         o the information includes contracts for new and used vehicles owned by MMCA or previously sold by MMCA which MMCA continues to service and delinquency numbers are net of bankrupt accounts and repossessions;

         o the period of delinquency is based on the number of days more than 10% of a payment is contractually past due after giving effect to any extension by MMCA and the percent represents delinquent dollars as a percent of dollars outstanding; and

         o repossessions means the vehicle has been repossessed but the sale proceeds have not yet been applied to the contract balance.

         MMCA's ability, in its capacity as servicer, to extend the dates on which payments on receivables are due is limited. See "The Sale and Servicing Agreement and the Trust Agreement--Servicing Procedures."


                                      Delinquency Experience


                                                                As of March 31,           As of December 31,
                                                                ---------------           ------------------
                                                                2001       2000        2000       1999       1998
                                                                ----       ----        ----       ----       ----

Number of Contracts Outstanding at End of Period.............   259,092    174,049      243,190   149,644    127,475
Delinquencies as a Percent of Contracts Outstanding..........
         30-59 Days..........................................     1.53%      1.68%        1.98%     2.50%      3.81%
         60-89 Days..........................................     0.25%      0.31%        0.41%     0.50%      1.08%
         90 Days or More.....................................     0.05%      0.08%        0.08%     0.09%      0.29%
Repossessions as a Percent of Contracts Outstanding..........     0.60%      0.33%        0.35%     0.43%      0.79%


         Credit Loss Experience. The following table provides information concerning MMCA's combined portfolio of contracts, including contracts previously sold which MMCA continues to service. In the following table:

         o the information includes contracts for new and used vehicles owned by MMCA or previously sold by MMCA which MMCA continues to service;

         o Amount Outstanding means the remaining principal balance of the contracts, including the principal portion of balloon payments, plus any outstanding fees and charges and any accrued and unpaid interest;

         o averages are computed by taking a simple average of the average for the months outstanding for each period presented;

         o Charge-offs represent the total amount due on contracts that is determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries. The calculation of charge-offs for the contracts in the combined portfolio includes both earned but unpaid finance charges and balloon payments;

         o Recoveries consist of amounts received on contracts following the time at which the contract is charged off, net of collection expenses;

         o Number of Repossessions means the number of repossessed vehicles in a given period;

         o the information for the ____-month period ended _________, 2001 and for the ____-month period ended _________, 2000, expressed as a percentage, are annualized rates and are not necessarily indicative of a full year's actual results; and

         o    amounts may not add due to rounding.

         MMCA's credit loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for vehicles.


                Net Credit Loss and Repossession Experience
                           (Dollars in Thousands)


                                               Three Months Ended
                                                     March 31,                   Year Ended December 31,
                                            ---------------------------  ---------------------------------------
                                                2001           2000          2000          1999         1998
                                            ------------   ------------  ------------  ------------  -----------

Amount Outstanding..........................$  4,766,861   $  2,982,980  $  4,494,481  $  2,401,448  $ 1,879,226
Average Amount Outstanding..................$  4,617,587   $  2,724,583  $  3,490,033  $  1,954,819  $ 1,805,701
Number of Contracts Outstanding.............     259,092        174,049       243,190       149,644      127,475
Average Number of Contracts Outstanding.....     250,567        163,342       197,608       131,009      123,663
Charge-offs.................................$     19,277   $     10,333  $     46,751  $     44,494  $    51,325
Recoveries..................................$      1,891   $      1,479  $      6,439  $      8,114  $     9,490
Net Losses..................................$     17,386   $      8,854  $     40,312  $     36,380  $    41,835
Number of Repossessions.....................       1,954            973         4,384         4,201        4,796
Number of Repossessions as a Percent
   of the Average Number of Contracts
   Outstanding..............................        3.12%          2.38%         2.22%         3.21%        3.88%
Net Losses as a Percent of Average Amount           1.51%          1.30%         1.16%         1.86%        2.32%
    Outstanding.............................


         Returned Vehicle Loss Experience on Contracts Providing for Balloon Payments. The following table provides information concerning MMCA's combined portfolio of contracts, including contracts previously sold which MMCA continues to service. In the following table:

         o the information includes vehicles returned upon the expiration of the related contracts and vehicles returned under MMCA's program that offers attractive terms to owners of vehicles who return their vehicles prior to the scheduled maturity and purchase or lease a new Mitsubishi vehicle;

         o Return Ratio means the number of vehicles returned to MMCA through ___________, 2001 as a percentage of the number of balloon payment receivables scheduled to terminate in the period indicated; and

         o losses are calculated without deduction for auction or other disposition expenses on resale.



                  Contracts Providing for Balloon Payments: Loss Experience on Returned Vehicles


                                                      For Contracts
                                                       Scheduled to
                                                  Terminate in the ____            For Contracts Scheduled
                                                       Months Ended                  to Terminate in the
                                                                      ,            Year Ended December 31,
                                                 ------------------------  ----------------------------------------
                                                    2001         2000         2000         1999         1998
                                                    ----         ----         ----         ----         ----

Total Number of Balloon Payment Receivables......                               34,270       25,532       19,724

Total Number of Vehicles Returned to MMCA
     through _____________, 2001.................                                7,309        6,139        4,758

Return Ratio.....................................        %            %          21.33%       24.04%       24.12%

Total Losses on Returned Vehicles Sold
     through _____________, 2001.................$            $            $ 8,165,949    8,201,015    7,665,591

Total Number of Returned Vehicles Sold through
     ______________, 2001........................                                6,754        6,130        4,740

Average Loss per Returned Vehicle Sold through   $            $                 $1,209       $1,338       $1,617
     ________________, 2001......................


         No assurance can be given that the performance of the balloon payment receivables will be similar to the information provided in the preceding table.

         MMCA's loss experience on returned vehicles depends on:

         o    the number of vehicles returned;

         o any programs offered by MMCA that permit the early return of vehicles;

         o the amount of the related receivables outstanding at the time the vehicles are returned; and

         o    the resale value of the returned vehicles.

         Because obligors on balloon payment contracts have an option to return the vehicle to MMCA, MMCA historically has realized losses more frequently than gains on returned vehicles. Based on results for the contracts included in the preceding table, from 1998 through 2000, in each year:

         o an average of _____%, _____%, and _____%, respectively, of all vehicles financed with balloon payment receivables which terminated at or near the end of the scheduled terms were not purchased by the obligor and were returned to MMCA and subsequently sold by MMCA to a third party; and

         o of those vehicles returned to MMCA on or near the scheduled end of term of the related contract and which were subsequently sold by MMCA at auction, substantially all of them were sold for a loss.


                            THE RECEIVABLES POOL

         The issuer will purchase from MART receivables which consist of a pool of retail installment sale contracts secured by new and used vehicles. The property to be purchased by the issuer includes rights to receive payments made on the receivables, as well as security interests in the vehicles and any proceeds of the sale of the vehicles. MART will purchase the receivables from MMCA under a purchase agreement and will simultaneously sell the receivables to the issuer under a sale and servicing agreement. Under the purchase agreement, MART will purchase receivables from MMCA on the closing date. Under the sale and servicing agreement, MART will transfer those receivables to the issuer on the closing date. The receivables will be selected based on the criteria specified in the sale and servicing agreement and described in this prospectus.

         The receivables have a total principal balance of $__________, calculated as of the Cutoff Date. Balloon payments comprised ____% of the total principal balance of the receivables. Receivables originated with a deferred first payment comprised ___% of the total principal balance of the receivables. Deferred payment receivables - receivables originated with a deferred first payment for which no first payment was due as of the Cutoff Date - comprised ____% of the total principal balance of the receivables.

         None of the receivables transferred to the issuer will have a final scheduled maturity later than __________.

         On any date after __________, 2001, the principal balance of the receivables will equal the total principal balance of the receivables at the end of the preceding month less the sum of the following amounts received after the end of the preceding month through that date:

         o for Simple Interest Receivables, the principal payments received from obligors;

         o for Actuarial Receivables, the principal payments received from obligors that were due during that month;

         o amounts to be remitted by the servicer or MART as the purchase price for receivables they are required to repurchase from the issuer;

         o    advances made by the servicer; and

         o the principal balance of receivables which defaulted during that month.

Selection Criteria

         The receivables will be purchased by MMCA from dealers in the ordinary course of business under MMCA's underwriting standards. The receivables were selected from MMCA's portfolio by several criteria, including:

         o    each receivable is secured by a new or used vehicle;

         o each receivable has an annual percentage rate of at least 0% and not more than 30%;

         o each receivable had not more than 60 payments remaining until the maturity of the receivable;

         o each receivable had an original principal balance, net of unearned pre-computed finance charges, of not more than $60,000 and a remaining principal balance of not less than $100 as of the Cutoff Date;

         o not more than 10% of a payment on any receivable was more than 30 days delinquent as of the Cutoff Date;

         o no receivable had been pre-paid by more than six monthly payments as of the Cutoff Date;

         o    no vehicle had been repossessed as of the Cutoff Date;

         o    each receivable is a retail installment sale contract;

         o each receivable is an Actuarial Receivable or a Simple Interest Receivable, and may also be a balloon payment receivable;

         o    each receivable was originated during or after __________;

         o if the first payment on a receivable was deferred, the first payment on that receivable will be due not later than ____ days after the date of origination of that receivable;

         o no receivable was due from an obligor who, as of the Cutoff Date, was the subject of a proceeding under the United States Bankruptcy Code;

         o    no receivable is due from the United States or any state; and

         o each receivable was originated in the United States by a dealer for the consumer or commercial sale of a vehicle in the ordinary course of that dealer's business or by MMCA in connection with the refinancing of a contract.

Characteristics of the Receivables Pool

         Composition. The following tables set forth the composition of the receivables calculated as of the Cutoff Date. The receivables contained balloon payment receivables with balloon payments of approximately ____% of the total principal balance of the receivables on the Cutoff Date. A balloon payment receivable may be either a Simple Interest Receivable or an Actuarial Receivable. The receivables included receivables originated with a deferred first payment of approximately ____% of the total principal balance of the receivables on Cutoff Date. The first payment on deferred payment receivables - receivables originated with a deferred first payment
- of approximately __% of the total principal balance of the receivables was not due prior to the Cutoff Date. All deferred payment receivables are Simple Interest Receivables. No deferred payment receivable is also a balloon payment receivable. The Average Balloon Payment Principal Balance is based on balloon payment receivables balances only. See "--Balloon Payment Receivables."



            Composition of the Receivables as of the Cutoff Date

Balance of Receivables..............................................................                    $__________
Level Pay Balance of Receivables....................................................                    $__________
Balloon Payment Balance of Receivables..............................................                    $__________
Deferred Payment Balance of Receivables.............................................                    $__________
Number of Receivables...............................................................                       ________
Average Principal Balance...........................................................                      $________
     (Range)........................................................................           $_____ to  $________
Average Original Amount Financed....................................................                      $________
     (Range)........................................................................           $_____ to  $________
Average Level Pay Balance...........................................................                      $________
     (Range)........................................................................           $_____ to  $________
Average Balloon Payment Principal Balance...........................................                      $________
     (Range)........................................................................            $_____ to $________
Average Deferred Payment Principal Balance..........................................                      $________
     (Range)........................................................................            $_____ to $________
Average Balloon Payment Principal Balance as a Percentage of the Average
       Principal Balance of the Balloon Payment Receivables in the Receivables......                          ____%
Weighted Average Annual Percentage Rate.............................................                          ____%
     (Range)........................................................................                 ____% to ____%
Weighted Average Original Number of Payments........................................                           ____
     (Range)........................................................................                        _ to __
Weighted Average Remaining Number of Payments.......................................                           ____
     (Range)........................................................................                       __ to __


         Geographic Distribution. The following table shows the geographic distribution of the principal balance of the receivables, calculated as of the Cutoff Date. Geographic distribution is based on the current billing address of the obligors. Percentages may not add to 100% due to rounding.


                         Geographic Distribution of the Receivables as of the Cutoff Date


                                        Percentage of                                             Percentage of
State                                 Principal Balance                                          Principal Balance
                                       of Receivables      State                                  of Receivables

Alabama..............................        %             Montana.............................          %
Alaska...............................                      Nebraska............................
Arizona..............................                      Nevada..............................
Arkansas.............................                      New Hampshire.......................
California...........................                      New Jersey..........................
Colorado.............................                      New Mexico..........................
Connecticut..........................                      New York............................
Delaware.............................                      North Carolina......................
District of Columbia.................                      North Dakota........................
Florida..............................                      Ohio................................
Georgia..............................                      Oklahoma............................
Hawaii...............................                      Oregon..............................
Idaho................................                      Pennsylvania........................
Illinois.............................                      Rhode Island........................
Indiana..............................                      South Carolina......................
Iowa.................................                      South Dakota........................
Kansas...............................                      Tennessee...........................
Kentucky.............................                      Texas...............................
Louisiana............................                      Utah................................
Maine................................                      Vermont.............................
Maryland.............................                      Virginia............................
Massachusetts........................                      Washington..........................
Michigan.............................                      West Virginia.......................
Minnesota............................                      Wisconsin...........................
Mississippi..........................                      Wyoming.............................
Missouri.............................
                                                                                               --------------------
                                                           Other...............................
                                                                                               --------------------
                                                           Total                                       100.00%
                                                                                               ====================


         Distribution by Annual Percentage Rate. The following table shows the distribution by annual percentage rate of the principal balance of the receivables, calculated as of the Cutoff Date. The Principal Balance of Receivables means the remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables discounted at a rate equal to the annual percentage rate for those receivables. Percentages may not add to 100% due to rounding.


                 Distribution by Annual Percentage Rate of the Receivables as of the Cutoff Date


                                                                                                  Percentage of
                                                                                 Principal          Principal
                                                              Number of         Balance of          Balance of
Annual Percentage Rate Range (%)                             Receivables        Receivables        Receivables
---------------------------------------                    ---------------  ------------------- ------------------








                                                           ---------------  ------------------- ------------------
Total                                                                                                  100.00%
                                                           ===============  =================== ==================


         Based on the principal balance of the receivables as of __________, 2001:

         o approximately ____% of the total number of receivables, or approximately ____% of the principal balance of the receivables, relate to new vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors;

         o approximately ____% of the total number of receivables, or approximately ____% of the principal balance of the receivables, relate to program vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors; and

         o approximately ____% of the total number of receivables, or approximately ____% of the principal balance of the receivables, relate to used vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors and approximately ____% of the total number of receivables, or approximately ____% of the principal balance of the receivables, relate to other used vehicles.

Program vehicles are used vehicles which dealers have acquired under a remarketing program administered by MMCA. This program allows dealers to offer to purchasers of program vehicles the same rate of interest and terms offered to new car buyers. Program vehicles are primarily vehicles returned to MMCA by rental car companies, but also include off-lease MMCA company and employee lease vehicles and MMCA pool cars.

Payment Methods

         Simple Interest Receivables account for approximately ____% of the principal balance, calculated as of the Cutoff Date, of the receivables. A Simple Interest Receivable provides for the amortization of the loan over a series of fixed level monthly installments. Each monthly payment under a Simple Interest Receivable consists of an installment of interest which is equal to (1) the principal balance of the receivable actually outstanding, as opposed to scheduled, at the time of calculation multiplied by (2) the stated annual percentage rate, and further multiplied by (3) the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. The remainder of the payment received is allocated to principal. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before the date on which the installment is due, the interest portion of the payment will be less than it would have been had the payment been made as scheduled, and the principal portion of the payment will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after the date on which it is due, the interest portion of the payment will be greater than it would have been had the payment been made when due and the principal portion of the payment will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a balloon payment receivable that is also a Simple Interest Receivable, the remaining principal balance on the maturity date of the receivable may be greater or less than the scheduled balloon payment on the receivable.

         Actuarial Receivables, excluding Actuarial Receivables based on the Rule of 78's, account for approximately ____% of the principal balance, calculated as of the Cutoff Date, of the receivables. An Actuarial Receivable provides for the amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one-twelfth of the stated annual percentage rate of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. No adjustment typically is made in the event of early or late payments, although in the case of a late payment the obligor may have to pay a late payment charge.

         Balloon payment receivables account for approximately ____% of the principal balance, calculated as of the Cutoff Date, of the receivables. A balloon payment receivable may be either a Simple Interest Receivable or an Actuarial Receivable. See "--Balloon Payment Receivables" below.

         The remainder of the principal balance of the receivables were Simple Interest Receivables that have a cap on the total amount of the interest to be paid over the term of the receivable or Actuarial Receivables based on the Rule of 78's. If the obligor on a capped receivable consistently makes scheduled payments after the date on which the scheduled payments are due, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap. If, as a result of those delinquencies, the total amount of interest paid under the receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due later will be applied to the reduction of principal. The amount of any refund due to the obligor on a prepayment in full of a Rule of 78's receivable may be different than the amount of the refund if the receivable were not a Rule of 78's receivable.

Deferred Payment Receivables

         Receivables with a deferred first payment account for approximately ____% of the principal balance of the receivables, calculated as of the Cutoff Date. Deferred payment receivables - receivables originated with a deferred first payment for which the first payment was not due as of the Cutoff Date - account for approximately ___% of the principal balance of the receivables, calculated as of the Cutoff Date. None of the deferred payment receivables are balloon payment receivables. The obligor on a deferred payment receivable is not required to make any payments of interest or principal for a period specified in the related contract. On and after the date the first payment is due, the obligor is required to make monthly payments of interest and principal under the receivable. The effect of the deferment of the first payment is to increase the term of the receivable for the period of the deferment. A receivable ceases to be a deferred payment receivable on the last day of the calendar month preceding the calendar month in which the first scheduled payment on that receivable becomes due.

Of the receivables originated with a deferred first payment:

         o $__________ total principal balance of those receivables were originated with a deferral period of ____ days or greater. $__________ total principal balance of these receivables were deferred payment receivables as of the Cutoff Date.

         o $__________ total principal balance of those receivables were originated with a deferral period of between ____ and ____ days. $__________ total principal balance of these receivables were deferred payment receivables as of the Cutoff Date.

         o $__________ total principal balance of those receivables were originated with a deferral period of between ____ and ____ days. $__________ total principal balance of these receivables were deferred payment receivables as of the Cutoff Date.

         o $__________ total principal balance of those receivables had a deferral period of ____ days or less. $__________ total principal balance of these receivables were deferred payment receivables as of the Cutoff Date.

Balloon Payment Receivables

         Balloon payment receivables provide for the receivable to amortize over a series of equal monthly installments, but also provide for a substantially larger final scheduled payment of principal, together with one month's interest. This final payment is known as a balloon payment and is due at the end of the term of the receivable. MMCA sets the balloon payment for a particular model of vehicle at the time the contract is entered into.

         The actual amount owed by an obligor at the end of the term of a balloon payment receivable may be different than the scheduled balloon payment provided in the contract. If a balloon payment receivable is a Simple Interest Receivable, the actual amount owed by the obligor at the end of the term of the receivable may be different than the scheduled balloon payment provided in the related contract as a result of:

         o early payments by the obligor during the term of the receivable which will reduce the amount owed;

late payments by the obligor during the term of the receivable which will increase the amount owed; and

         o additional fees and charges that may be owed by the obligor on the contract, including late charges and any other miscellaneous charges, which will increase the amount owed.

         If a balloon payment receivable is an Actuarial Receivable, the actual amount owed by the obligor at the end of the term of the receivable will be the scheduled balloon payment set forth in the related contract, increased by any additional fees and charges that may be owed by the obligor on the contract, including late charges and other miscellaneous charges.

         Upon maturity of a balloon payment receivable, the obligor may satisfy the amount it owes by:

         o    paying the actual balloon payment due under the receivable;

         o subject to various conditions, refinancing the actual balloon payment due under the receivable; or

         o returning the vehicle to MMCA for a credit against the actual amount due under the receivable equal to the scheduled balloon payment provided in the receivable, less charges for excess wear and tear and excess mileage and a disposition fee payable to the servicer, and paying the excess, if any, of the actual amount due under the receivable over the amount credited by MMCA for the returned vehicle.

         If the obligor returns the vehicle to MMCA, acting on behalf of the issuer, it is anticipated that the issuer will not receive the full amount of the balloon payment provided in the contract upon the subsequent sale of the vehicle by MMCA on behalf of the issuer. MMCA sets the balloon payment for a particular model at the time of origination of the related contract by reference to its estimate of the wholesale market value of the model at the end of the contract's term. However, in connection with sales incentive programs for particular models, MMCA may increase the size of the balloon payment to above its estimate of the wholesale market value at the end of the contract's term in order to stimulate sales of particular models by reducing the amount of the monthly payments under the contract. As a result, the balloon payment provided in the contract may be higher than the wholesale market value of the vehicle at the end of term of the contract.

         If there is a total loss of the vehicle caused by its theft or physical damage, MMCA does not require the obligor under a receivable providing for a balloon payment to pay the difference between the amount owed on the receivable as of the date of the total loss and the insurance proceeds, including payment by the obligor of any applicable deductible, received for the vehicle. MMCA will instead reduce the principal amount of the balloon payment by that amount.

         If the full amount of a balloon payment is not collected upon sale of the vehicle, the shortfall will reduce the Available Funds available to pay the Total Required Payment and to make any required transfers from the collection account to the reserve account which may reduce the amount available to pay interest on and principal of the notes. None of MMCA, the servicer, MART or the issuer will have any recourse to the obligor for any shortfall, nor will MMCA, the servicer or MART be obligated to pay any shortfall to the issuer.

         Obligors may prepay the receivables in full at any time.
Prepayments may also result from liquidations due to default, the receipt of insurance proceeds after destruction or theft of the vehicle and purchases of the receivable by MART or the servicer as a result of uncured breaches of representations and warranties in the sale and servicing agreement. See "--Maturity and Prepayment Considerations."

Defaulted Receivables

         A receivable, other than a receivable which has been purchased from the issuer by MART or the servicer, will be considered to have defaulted if:

         o    the related vehicle has been repossessed and liquidated;

         o more than 10% of a scheduled payment is 120 or more days past due as of the end of the month in which the payment was due and the servicer has not repossessed the related vehicle; or

         o the servicer has determined, in accordance with its customary standards, policies and procedures, that eventual payment in full, excluding charges for excess wear and tear or excess mileage, of the receivable is unlikely and has either repossessed and liquidated the related vehicle or repossessed and held the related vehicle in its repossession inventory for a period of more than 90 days, but not more than 180 days after the date on which a scheduled payment was due but not paid.

Maturity and Prepayment Considerations

         The weighted average life of the notes will be influenced by the rate of payment of principal balances of the receivables. This payment may be in the form of scheduled payments or prepayments. Prepayments in full on Actuarial Receivables and Simple Interest Receivables and partial prepayments on Simple Interest Receivables will have the effect of reducing the weighted average life of the notes. Delinquencies by obligors under Simple Interest Receivables and extensions and payment deferrals on any type of receivable will have the effect of increasing the weighted average life of the notes. "Prepayments" for these purposes includes the following circumstances:

         o Prepayments in full and partial prepayments. The obligors may prepay the receivables in full or in part.

         o Mandatory prepayments. An obligor may be required to prepay a receivable in full because of, among other things, the sale, insured loss or other disposition of the related vehicle or the receivable becoming defaulted.

         o Repurchases of the receivables by MART or the servicer. MART or the servicer may be required to repurchase a receivable from the issuer if breaches of representations and warranties occur that materially and adversely affect the receivable.

         In light of the above considerations, there can be no assurance as to the amount of principal payments that will be made on the notes on each payment date. The amount will depend, in part, on the amount of principal collected on the receivables during the preceding calendar month. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders.

         In addition, if MMCA or any affiliate of MMCA decides to implement a program that encourages prepayments, prepayments may increase. MMCA currently maintains a program that offers attractive terms to obligors who return their vehicles prior to the scheduled maturity and purchase or lease a new Mitsubishi vehicle. The dealer must agree to purchase the returned vehicle from MMCA for the owner to be eligible for this program. While this program may encourage prepayments, the effect on prepayments of the program and other programs like it cannot be predicted.

         Obligors of receivables that allow a deferred first payment, for example, may prepay their contracts in full or in part at any time. Obligors of these receivables may refinance their vehicles with other lenders at more attractive terms, such as lower interest rates, and use the proceeds to prepay in full the receivable transferred to the issuer.

         Prepayments on the receivables can be measured relative to a prepayment standard or model. This prospectus uses the Absolute Prepayment Model--ABS. ABS assumes that a percentage of the receivables in a pool will be repaid each month. It also assumes that all the receivables are the same size and amortize at the same rate. The final assumption is that each receivable will either be paid as scheduled or be prepaid in full in any given month. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables purchased by the issuer.

         Approximately ____% of the principal balance of the receivables, calculated as of the Cutoff Date, consists of balloon payment receivables. Accordingly, a portion of the principal amount of the notes is expected to be paid from balloon payments. All of the balloon payments are due between __________, ____ and __________, ____. The average principal balance of those balloon payments is $__________, which is approximately ____% of the average principal balance of those receivables.

         The tables relating to ABS captioned "Projected Class A-1 Note Amortization," "Projected Class A-2 Note Amortization," "Projected Class A-3 Note Amortization," "Projected Class A-4 Note Amortization" and "Projected Class B Note Amortization" assume that:

         o the Yield Supplement Amount is deposited into the collection account each period;

         o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

         o if the first payment on a receivable is deferred, no prepayments are made on that receivable prior to the date the first payment on that receivable is due;

         o each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

         o the payments on the notes and under the interest rate swaps are made on each payment date, which is assumed to be the 15th day of each applicable month;

         o the date on which receivables will be transferred to the issuer is the closing date;

         o the servicer exercises its option to purchase the receivables at its earliest opportunity to do so;

         o MMCA's program to manage end-of-term risks and mitigate returned vehicle losses by offering attractive terms to obligors to prepay their receivables and return their vehicle early, if they purchase a new Mitsubishi Motors vehicle, does not extend to the receivables; and

         o the total yield supplement overcollateralization amount of the hypothetical pools as described below is adjusted to equal $__________ which is the total yield supplement overcollateralization amount of the receivables as of the Cutoff Date.

         The ABS tables indicate the projected weighted average life of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 noues and the Class B notes and set forth the percent of the initial principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         For purposes of creating the ABS tables, the receivables have been aggregated into different hypothetical pools.

         The receivables have been divided into 30 hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. Pools 13 through 30 include receivables with no payments due for an initial period and which then amortize over the weighted average number of payments remaining until the maturity of the receivable. These hypothetical pools have the following characteristics:


                                                                 Weighted                              Weighted
                                                                  Average            Weighted           Average
      Level              Total                                   Remaining           Average           Deferment
     Payment           Principal            Weighted               Term           Original Term         Period
       Pool             Balance            Average APR          (in months)        (in months)        (in months)
-----------------  -----------------  ---------------------  -----------------   ----------------  -----------------

        1          $                          %
        2
        3
        4
        5
        6
        7
        8
        9
       10
       11
       12
       13
       14
       15
       16
       17
       18
       19
       20
       21
       22
       23
       24
       25
       26
       27
       28
       29

         The receivables also have been divided into four hypothetical pools made up of balloon payment receivables. These hypothetical pools have the following characteristics:


                                                                                                      Weighted
                                                              Weighted            Weighted            Average
    Balloon            Total             Weighted             Average              Average           Deferment
    Payment          Principal            Average          Remaining Term       Original Term          Period
     Pool             Balance               APR              (in months)         (in months)        (in months)
-------------------------------------------------------------------------------------------------------------------

       1        $                           %
       2
       3
       4


         The actual characteristics and performance of the receivables transferred to the issuer will differ from the assumptions used in preparing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. It is very unlikely that the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal of receivables. See "--Selection Criteria."

         The ABS Tables Have Been Prepared Based on the Assumptions Described above and Should Be Read in Conjunction with Those Assumptions.


                   Projected Class A-1 Note Amortization

                  Percent of Initial Note Principal Amount


                                                                 Class A-1 Note Balance (%)
                                       -------------------------------------------------------------------------------
                                           0.50%           1.00%            1.30%           1.50%           2.00%
                                           -----           -----            -----           -----           -----
Payment Date                                ABS             ABS              ABS             ABS             ABS
------------                                ---             ---              ---             ---             ---










                                       --------------  --------------  --------------- --------------- ---------------

Weighted Average Life (yrs)
                                       ==============  ==============  =============== =============== ===============



                   Projected Class A-2 Note Amortization

                  Percent of Initial Note Principal Amount


                                                                Class A-2 Note Balance (%)
                                     ---------------------------------------------------------------------------------
Payment Date                            0.50% ABS        1.00% ABS        1.30% ABS       1.50% ABS       2.00% ABS
------------                            ---------        ---------        ---------       ---------       ---------







                                     ---------------- ---------------  ---------------  --------------  --------------

Weighted Average Life (yrs)



                   Projected Class A-3 Note Amortization

                  Percent of Initial Note Principal Amount


                                                                 Class A-3 Note Balance (%)
                                         --------------------------------------------------------------------------
Payment Date                             0.50% ABS        1.00% ABS       1.30% ABS       1.50% ABS       2.00% ABS
------------                             ---------        ---------       ---------       ---------       ---------








                                      ----------------  --------------  --------------  --------------  --------------
Weighted Average Life (yrs)
                                      ================  ==============  ==============  ==============  ==============



                   Projected Class A-4 Note Amortization

                  Percent of Initial Note Principal Amount


                                       Class A-4 Note Balance (%)
                   ------------------------------------------------------------
Payment Date       0.50% ABS     1.00%     1.30%     1.50%          2.00% ABS
------------       ---------                                       ------------
                                  ABS       ABS       ABS
                                ------    ------    ------













                                       Class A-4 Note Balance (%)
                   ------------------------------------------------------------
Payment Date       0.50% ABS     1.00%     1.30%     1.50%          2.00% ABS
------------       ---------                                       ------------
                                  ABS       ABS       ABS
                                ------    ------    ------



                                      ----------------------------------------

Weighted Average Lives (yrs)
                                      ========================================


                    Projected Class B Note Amortization

                  Percent of Initial Note Principal Amount


                           Class B Note Balance (%)

Payment Date   0.50% ABS    1.00% ABS     1.30% ABS   1.50% ABS    2.00% ABS
------------   ---------    ---------     ---------   ---------    ---------






                           Class B Note Balance (%)

Payment Date   0.50% ABS    1.00% ABS     1.30% ABS   1.50% ABS    2.00% ABS
------------   ---------    ---------     ---------   ---------    ---------









                                      ---------------------------------------

Weighted Average Life (yrs)
                                      =======================================


          HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
                          OUTSTANDING ON THE NOTES

         The servicer's monthly report will give the noteholders a factor that can be used to compute the portion of the principal amount outstanding on the notes.

         How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each class of notes before each distribution for that class. This factor will be a seven-digit decimal which the servicer will compute before each distribution for that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal amount of that class of notes.

         Portion of the Outstanding Amount of the Notes. For each note, the portion outstanding is the product of:

         o    the original denomination of the note; and

         o the factor relating to that class of notes computed by the servicer in the manner described above.

         The Factors Described Above Will Decline as the Issuer Makes Payments on the Notes. Each of the factors described above will initially be 1.0000000. They will decline as the principal amount of the applicable class of notes is reduced by scheduled payments, prepayments and liquidations of the receivables.

                              USE OF PROCEEDS

         The net proceeds from the sale of the notes will be applied:

         o    to the purchase of the receivables;

         o    to make the required deposit into the payahead account;

         o    to make the required deposit into the yield supplement account;
              and

         o    to make the required deposit into the reserve account.



                        MMCA AUTO RECEIVABLES TRUST

         MART was established as a business trust in the State of Delaware on May 19, 1999. MMCA is the sole beneficial owner of MART. MART was established for limited purposes, which include purchasing receivables from MMCA, transferring the receivables to third parties and any activities related to those purposes. MART's principal executive offices are located at 6363 Katella Avenue, Cypress, California 90630-5205. MART's telephone number is (714) 236-1614.

         In structuring these transactions MART has taken steps intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws will not cause the assets and liabilities of MART to be consolidated with those of MMCA. These steps include the maintenance of MART as a separate, limited-purpose entity. The trust agreement by which MART was formed and which governs MART's activities restricts the nature of MART's business and MART's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous vote of all of its managers. However, there can be no assurance that the activities of MART would not result in a court concluding that its assets and liabilities should be consolidated with those of MMCA in an insolvency proceeding.

         MART's counsel has advised that it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of MART and consolidate its assets and liabilities with the assets and liabilities of MMCA if MMCA filed for bankruptcy protection. MART's counsel has assumed that MART will follow various procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA. MART intends to follow and has represented to that counsel that it will follow these and other procedures related to maintaining its separate legal identity. However, if MART does not follow those procedures, a court could conclude that the assets and liabilities of MART should be consolidated with those of MMCA. If a court were to reach that conclusion, or if a filing were made under any insolvency law by or against MART, or if an attempt were made to litigate any of the preceding issues, delays in payments on the notes or reductions in the amounts of the payments could result.

                                THE SERVICER

         MMCA is a Delaware corporation which primarily provides retail and wholesale financing, retail leasing and other financial services to authorized dealers of Mitsubishi Motors vehicles and their customers in the United States. MMCA was incorporated in August 1990 and commenced operations in March 1991.

         MMCA is a wholly-owned subsidiary of MMSA, a California corporation which is engaged in the wholesale distribution of vehicles throughout the United States manufactured by Mitsubishi Motors and its affiliates. MMSA is a subsidiary of Mitsubishi Motors, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and light-duty trucks. Mitsubishi Motors owns 97.20% of the stock of MMSA. Mitsubishi Corporation, a Japanese corporation that is a worldwide general trading company, owns 2.00% of the stock of MMSA. Mitsubishi International Corporation, a New York corporation that is a worldwide trading company and a wholly-owned subsidiary of Mitsubishi Corporation, owns 0.80% of the stock of MMSA.

         MMCA's national headquarters is located at 6363 Katella Avenue, Cypress, California 90630-5205. Its telephone number is (714) 236-1500.

                             TERMS OF THE NOTES

Principal Amount and Interest Rates

         The issuer will issue $__________ total principal amount of asset-backed notes under an indenture to be dated as of __________, 2001, between the issuer and Bank of Tokyo-Mitsubishi Trust Company, in its capacity as indenture trustee.

         The notes will be issued in five classes:

         o    $__________ total principal amount of ____% Class A-1 notes;

         o $__________ total principal amount of floating rate Class A-2 notes;

         o $__________ total principal amount of floating rate Class A-3 notes;

         o    $__________ total principal amount of ____% Class A-4 notes; and

         o    $__________ total principal amount of ____% Class B notes.

         Fixed Rate and Floating Rate Securities. The Class A-1 notes, the Class A-4 notes and the Class B notes are fixed rate securities bearing a fixed interest rate as specified above. The Class A-2 notes and the Class A-3 notes are floating rate securities and will bear interest for each interest period at a rate determined by reference to one-month LIBOR as specified below. See "-Interest Payments."

         A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by reference to the notes, the indenture, the trust agreement and the sale and servicing agreement, copies of which will be filed with the Securities and Exchange Commission after the date of issue of the notes and the certificates.

Interest Payments

         The notes will bear interest at the following annual rates:

         o    the Class A-1 notes: ____%;

         o    the Class A-2 notes: one-month LIBOR plus ____%;

         o    the Class A-3 notes: one-month LIBOR plus ____%;

         o    the Class A-4 notes: ____%; and

         o    the Class B notes: ____%.

         Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate and will be payable to the applicable noteholders on the 15th day of each month. If the 15th day of a month is not a business day, the payment will be made on the next following business day. The first payment will be made on ________ 15, 2001. Payments will be made to noteholders as of each record date. The record date will be the business day preceding each payment date. However, if notes are issued in fully registered, certificated form, the record date will become the 15th day of the preceding month, or if that day is not a business day, the preceding business day.

         Calculation of Interest. Interest will accrue during each interest period and will be calculated on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes on the basis of the actual number of days elapsed and a 360-day year and will be calculated on the Class A-4 notes and the Class B notes on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

         The calculation agent will calculate the interest rates on the Class A-2 notes and the Class A-3 notes. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Class A-2 notes and the holders of the Class A-3 notes. All percentages resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

         Interest Periods. Interest payable on the Class A-4 notes and the Class B notes on each payment date will accrue from the 15th of the month preceding the payment date through the 14th of the month of the payment date. Interest payable on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes on each payment date will accrue from the preceding payment date through the day preceding the current payment date. For the first payment date, interest on all classes of notes will accrue from the closing date through ________ 14, 2001.

         Priority of Interest Payments. Funds to make interest payments on the notes will come from the Available Funds remaining after the payment of the servicing fee for the related month plus any portion of the servicing fee that remains unpaid from prior months plus net swap payments. If the total Available Funds remaining are insufficient, the interest will be paid from amounts on deposit in the reserve account.

         Interest payments on all of the Class A notes will have the same priority of payment and will be paid to each class of Class A notes without priority or preference of any kind among classes based upon the total amount of interest due on each class of Class A notes. Interest on the Class B notes is subordinate to interest on the Class A notes. No interest will be paid on the Class B notes on any payment date until interest on the Class A notes has been paid in full. If the amount available for interest payments is less than the amount of interest payable on the Class A notes on any payment date, each class of Class A notes will receive its ratable share of the total amount available to pay interest on the Class A notes and no interest will be paid on the Class B notes.

         If a default under the indenture occurs, interest payments on the Class B notes also will be subordinated to amounts due to the indenture trustee as compensation or indemnity payments and to the payment of principal of the Class A notes. No distributions will be made on the certificates on any payment date until the amounts due to the servicer and the interest and principal payable on the notes on that payment date are paid in full and the amounts due to the servicer, any net swap payments and any swap termination payments payable to the swap counterparty on that payment date are paid in full.

         Events of Default Under the Indenture. An event of default under the indenture will occur if the full amount of interest due on all classes of notes is not paid within five days after the payment date on which the interest is due.

Interest Rate Swaps

         On the closing date, the issuer will enter into separate interest rate swaps as to the Class A-2 notes and the Class A-3 notes with , as swap counterparty, to hedge the floating interest rates on those classes of notes. The interest rate swaps will remain in effect so long as any portion of those notes remains outstanding. Each interest rate swap will have an initial notional amount equal to the total principal balance of the applicable class of floating rate notes on the closing date. The notional amount on each interest rate swap will decrease by the amount of any principal payments on the applicable notes.

Description of Swap Counterparty

                , the swap counterparty, a wholly owned subsidiary of       ,
is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance and related products
and services on a global basis.        principal executive offices are located
at                    .

         The obligations of under the swap agreements are guaranteed by , which has a long-term rating of "Aa3" from Moody's, a long-term rating of "AA-" from Standard & Poor's and a long-term rating of "AA" from Fitch.

         The information in the preceding two paragraphs has been provided by and is not guaranteed as to accuracy or completeness, and is not to be construed as representations, by the seller or the underwriters. Except for the foregoing two paragraphs, has not been involved in the preparation of, and does not accept responsibility for, this prospectus.

         MMCA and MART have agreed to indemnify the swap counterparty against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the swap counterparty is required to make.

Terms of the Interest Rate Swaps

         Under the interest rate swaps, the issuer will be obligated to pay to the swap counterparty a rate of ___% on a notional amount equal to the total outstanding balance of the Class A-2 notes and a rate of ___% on a notional amount equal to the total outstanding balance of the Class A-3 notes. The swap counterparty will be obligated to pay to the issuer the amount of interest accrued during the preceding interest period at an interest rate equal to the interest rates of the Class A-2 notes and Class A-3 notes, respectively, in each case on notional amounts equal to the total outstanding balances of Class A-2 notes and Class A-3 notes, as applicable.

         Payments on each of the interest rate swaps will be exchanged on a net basis. The net amount owed by the issuer to the swap counterparty on a payment date, if any, is a net swap payment, and the net amount owed by the swap counterparty to the trust, if any, is a net swap receipt, in each case excluding any swap termination payments.

         The obligations of the issuer under the interest rate swaps are secured under the indenture. The obligations of the swap counterparty under the interest rate swaps are unsecured.

         Upon the occurrence of any event of default specified in the interest rate swaps, the non-defaulting party may elect to terminate the interest rate swaps. These events include failure to make payments due under the interest rate swaps and the occurrence of certain bankruptcy and insolvency events.

         The interest rate swaps may also be terminated upon the occurrence of a termination event other than an event of default. These termination ewents include:

         o illegality of the transactions contemplated by the interest rate swap agreements;

         o an acceleration of the notes resulting from a payment default under the indenture;

         o an acceleration of the notes following a covenant default under the indenture and the consent by the holders of all outstanding notes and certificates to a sale by the indenture trustee of the issuer's assets;

         o an amendment to the sale and servicing agreement or to the indenture that affects the interest rate swaps without the prior consent of the swap counterparty, which consent will not be unreasonably withheld;

         o failure of the swap counterparty, within 30 days of the date such swap counterparty's credit rating ceases to be rated at the level required by Standard & Poor's, Moody's and Fitch, to maintain the then-current ratings on the Class A notes or, within 30 days of the date the swap counterparty's credit support is no longer deemed adequate by Standard & Poor's, Moody's and Fitch, to support such ratings on the Class A notes by:

             --   posting collateral;

             -- assigning its rights and obligations under the interest rate swap agreements to a substitute swap counterparty; or

             -- making other arrangements necessary, in each case, to maintain the ratings of the Class A notes.

         In the event an interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due to the swap counterparty by the issuer out of funds pro rata with payments of interest on the Class A notes, or to the issuer by the swap counterparty. The amount of any such termination payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the interest rate swap, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.

         For further discussion of termination payments under the interest rate swaps, see "Risk Factors -- Risks Associated with the Interest Rate Swaps."

         Priority of Interest Payments. The issuer will generally derive the interest payments it makes on the notes on any distribution date from the funds deposited into the collection account with respect to the preceding payment period. This will include funds, if any, deposited into the collection account from net swap receipts, if any, the reserve account and the payahead account, remaining after the payment of:

         o    the servicing fee;

         o    net swap payments payable to the swap counterparty, if any; and

         o in the case of the Class B notes, interest on the Class A notes and any swap termination payments.

         Allocation of Funds by the Issuer. The issuer will allocate funds between interest payments on the Class A notes and swap termination payments if it does not have enough funds available to pay all such amounts. In that event, the amount allocable to the Class A noteholders for the payment of interest will be based on the aggregate principal balance of the Class A notes and the amount allocable to the swap counterparty will be based on any swap termination payments due. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any payment date. The Class A noteholders will each receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

         Subordination of the Class B Notes. Interest payments on the Class B notes are subordinate to servicing fees due to the servicer, net swap payments, swap termination payments and interest payments on the Class A notes. In addition, following an event of default and acceleration of the notes, interest payments on the Class B notes will be subordinate to principal payments on the Class A notes. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any payment date, each of the holders of the Class B notes will receive their ratable share.


Principal Payments

         On each payment date, principal payments will be made to the noteholders in an amount equal to the Principal Distribution Amount for that payment date, with several limitations. Certificateholders will not be entitled to receive payments of principal until all classes of notes have been paid in full. See "--Indenture Cash Flows" and "- -The Reserve Account."

         On each payment date, the Principal Distribution Amount will be paid:

         o to the holders of the Class A-1 notes, until the Class A-1 notes have been paid in full;

         o after the Class A-1 notes are paid in full, to the holders of the Class A-2 notes, until the Class A-2 notes have been paid in full;

         o after the Class A-2 notes are paid in full, to the holders of the Class A-3 notes, until the Class A-3 notes have been paid in full;

         o after the Class A-3 notes are paid in full, to the holders of the Class A-4 notes, until the Class A-4 notes have been paid in full; and

         o after the Class A-4 notes are paid in full, to the holders of the Class B notes, until the Class B notes have been paid in full.

         Events of Default Under the Indenture. Payments on the notes may be accelerated upon an event of default under the indenture. If this occurs, the order of priority for principal payments on the notes will change. Amounts available to pay principal of the Class A notes will be paid first to the holders of the Class A-1 notes until the Class A-1 notes have been paid in full and then to the holders of the Class A-2 notes, Class A-3 notes and Class A-4 notes in proportion to the outstanding principal balance of those classes until all of those classes are paid in full. See "-- Indenture Cash Flows--Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

         Following an event of default, principal of the Class A notes will be paid only after the payment of the following:

         o amounts due to the indenture trustee as compensation or indemnity payments;

         o    amounts due to the servicer;

         o    net swap payments payable to the swap counterparty; and

         o interest due on the Class A notes and any swap termination payments payable to the swap counterparty, pro rata and pari passu.

         Following an event of default, principal of the Class B notes will be paid only after payment of the following:

         o amounts due to the indenture trustee as compensation or indemnity payments;

         o    amounts due to the servicer;

         o    net swap payments payable to the swap counterparty;

         o interest due on the Class A notes and any swap termination payments payable to the swap counterparty, pro rata;

         o    principal in full of all of the Class A notes; and

         o    interest due on the Class B notes.

The noteholders will be paid in full before any distributions may be made on the certificates.

         Final Payment Dates. Any outstanding principal balance of each class of notes will be payable in full on the final payment date in the months specified below:

         o    for the Class A-1 notes, __________;

         o    for the Class A-2 notes, __________;

         o    for the Class A-3 notes, __________;

         o    for the Class A-4 notes, __________; and

         o    for the Class B notes, __________.

         The actual date on which the total outstanding principal amount of any class of notes is paid may be earlier or later than these dates due to a variety of factors, including those described under "Risk Factors--Risk that You May Be Required to Reinvest Your Principal in the Notes at a Lower Rate of Return Because of Prepayments on the Notes" and "The Receivables Pool--Maturity and Prepayment Considerations."

Optional Redemption

         All of the outstanding notes and certificates will be redeemed on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables on any payment date on which the principal balance of the receivables pool as of the end of the preceding calendar month is 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes, together with the unpaid principal amount of the certificates.

The Indenture Trustee

         Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the indenture trustee. The indenture trustee's corporate trust office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. MART, the servicer, and their respective affiliates may have other banking relationships with the indenture trustee and its affiliates in the ordinary course of their businesses.

The Yield Supplement Agreement and Yield Supplement Account

         Simultaneously with the sale and assignment of the receivables by MMCA to MART, MMCA and MART will enter into the yield supplement agreement. The yield supplement agreement will obligate MMCA to pay any Yield Supplement Amount to the issuer on the business day before each payment date. The issuer will apply those funds to make required payments under the indenture, including payments on the notes.

         Payments of the Yield Supplement Amount due under the yield supplement agreement will be secured by funds on deposit in the yield supplement account. MART will make a deposit to the yield supplement account on the closing date, in the amount specified in the sale and servicing agreement. The yield supplement account will be needed because the first payment on the deferred payment receivables having an aggregate principal balance of $__________ on the closing date will not be due from the related obligors until after the closing date. Until the first payment on these receivables is received from the related obligors, these deferred payment receivables will not generate any collections which the issuer can apply to make required payments under the indenture, including payments on the notes. The Yield Supplement Amount for any payment date has been calculated to cover the shortfall in collections due to the inclusion of deferred payment receivables in the receivables owned by the issuer.

         If MMCA either obtains a letter of credit securing timely payment to the indenture trustee of amounts due from MMCA under the yield supplement agreement or otherwise satisfies several other conditions satisfactory to each of Moody's, Standard & Poor's and Fitch, then after the delivery of any required tax opinions the yield supplement account may be terminated. Any letter of credit related to the yield supplement agreement will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of notes at the initial level at which it was rated by each of Moody's, Standard & Poor's and Fitch. If the rating of the letter of credit bank that issues the letter of credit is reduced below either of those ratings, the indenture trustee will be required to obtain a suitable replacement letter of credit or to draw the full amount available under the letter of credit and deposit those funds in the yield supplement account.

         On each payment date, after giving effect to payments on that date, the amount required to be on deposit in the yield supplement account or to be available under an acceptable letter of credit will be an amount equal to the sum of all projected Yield Supplement Amounts for all future payment dates, which will be determined assuming that future scheduled payments on the deferred payment receivables are made on the dates they are scheduled. The amount on deposit in the yield supplement account will decrease as payments are made from that account and funds in excess of the maximum required balance are released to MART.

The Issuer's Bank Accounts

         The servicer will establish and maintain the payahead account, the reserve account and the yield supplement account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The servicer will establish and maintain the note payment account in the name of the indenture trustee for the exclusive benefit of the noteholders. The servicer will establish and maintain the certificate distribution account in the name of the owner trustee for the exclusive benefit of the certificateholders.


                      Accounts Relating to the Issuer

Collection Account           Payments made on receivables and advances made
                             by the servicer will be deposited into the collection account.

Note Payment Account         Amounts released from the collection account for
                             distribution to noteholders will be deposited into the note payment account and all payments to noteholders will be made from this account.

Certificate Distribution     Amounts released from the collection account for
Account                      distribution to certificateholders will be
                             deposited into the certificate distribution account and all distributions to certificateholders will be made from this account.

Payahead Account             Early payments by obligors of less than the
                             remaining balance of Actuarial Receivables will be deposited into the payahead account until the time payment on the receivables falls due or until those funds are applied to shortfalls in the scheduled payments for those receivables.


         On the closing date, MART will deposit to the payahead account the early payments on Actuarial Receivables which were received before the Cutoff Date.

         Funds in the collection account, the payahead account, the reserve account, and the yield supplement account will be invested in the types of investments permitted by the sale and servicing agreement, which normally will be limited to investments acceptable to each of Moody's, Standard & Poor's and Fitch as being consistent with the ratings of the notes. Investments permitted by the sale and servicing agreement will be limited to obligations or securities that mature not later than the business day immediately preceding the next payment date or the date on which payment is due, in the case of early payments as to Actuarial Receivables on deposit in the payahead account.

         Any earnings, net of losses and investment expenses, on amounts on deposit in each account will be paid out as follows:

         o any earnings in the collection account will be paid to the certificateholders;

         o any earnings in the payahead account will be paid to the servicer as additional servicing compensation and will not be available to pay noteholders;

         o any earnings on amounts on deposit in the yield supplement account will be paid to MART and will not be available to pay noteholders; and

         o any earnings on, and any amounts released from, the reserve account will be distributed to MART and will not be available to pay noteholders, but only to the extent that the amount on deposit in the reserve account exceeds the required balance of the reserve account.

Indenture Cash Flows

         Calculations Made by the Servicer. On or before the seventh business day, but no later than the tenth calendar day of each month, the servicer will calculate the following for the payment date occurring in that month:

         o    the Available Funds;

         o    the Total Available Funds;

         o the servicing fee for that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

         o    the net swap payments payable to the swap counterparty;

         o any swap termination payments owed by the issuer to the swap counterparty;

         o    the Accrued Note Interest;

         o    the Principal Distribution Amount;

         o    the Total Yield Supplement Overcollateralization Amount;

         o    the Yield Supplement Amount; and

         o the amount on deposit in the reserve account and the Specified Reserve Balance.

         Notice to the Indenture Trustee. On or before each payment date, the servicer will deliver to the indenture trustee a certificate indicating the deposits to and withdrawals from the collection account, the yield supplement account, the reserve account, the note payment account and the certificate distribution account, as applicable, to be made on that payment date.

         Step 1. Daily Deposits to the Collection Account.

         On or before each payment date, the servicer will cause all payments on the receivables and all proceeds of the receivables to be deposited into the collection account.

         Step 2. Monthly Withdrawals from the Collection Account to Reimburse
                 Servicer Advances.
         On each payment date, the indenture trustee will withdraw from the collection account and pay to the servicer the amounts on deposit in the collection account that are allocable to reimbursement of servicer advances in accordance with the sale and servicing agreement.

         Step 3. Monthly Withdrawals from the Reserve Account to Reimburse
                 Servicer Advances.

         On each payment date, the indenture trustee will withdraw from the reserve account and pay to the servicer an amount equal to the lesser of:

         o the amount on deposit in the reserve account on that payment date, calculated before giving effect to any deposits or withdrawals on or relating to that payment date; and

         o the amount of servicer advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account under step 2.

         Step 4. Monthly Withdrawals from the Reserve Account to Pay the
                 Total Required Payment.

         If on any payment date the Total Required Payment is greater than the Available Funds on deposit in the collection account after reimbursement of servicer advances under step 2, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

         o the amount on deposit in the reserve account on that payment date, calculated after any reimbursement of advances under step 3 but before any deposits or other withdrawals from the reserve account relating to that payment date; and

         o the amount, if any, by which the Total Required Payment exceeds the Available Funds for that payment date.

         Step 5. Monthly Withdrawals from Collection Account.

         On each payment date, the indenture trustee will withdraw the Total Available Funds for the preceding calendar month from the collection account and make deposits, distributions and payments in the amounts and in the order of priority specified below:

         o to the servicer, the servicing fee due on that payment date, together with any portion of the servicing fee that remains unpaid from prior payment dates;

         o    to the swap counterparty, the net swap payments, if any;

         o to the note payment account, the Accrued Note Interest for each class of notes and to the swap counterparty, the swap termination payments, if any, pro rata;

         o    to the note payment account, the Principal Distribution Amount;

         o to the reserve account, the amount required to bring the amount in the reserve account up to the Specified Reserve Balance; and

         o to the certificate distribution account, any remaining Total Available Funds.

         Notwithstanding the foregoing, following an acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, the Total Available Funds will be deposited in the note payment account for distribution in the order of priority provided under "--Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

         Step 6. Monthly Withdrawals from the Note Payment Account.

         On each payment date, unless the maturity dates of the notes have been accelerated following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

         o to the Class A noteholders, the Accrued Note Interest on the applicable class of the Class A notes;

         o to the Class B noteholders, the Accrued Note Interest on the Class B notes;

         o to the Class A-1 noteholders, the Principal Distribution Amount until the Class A-1 notes have been paid in full;

         o following payment in full of the Class A-1 notes, to the Class A-2 noteholders, the Principal Distribution Amount less any amounts paid to the Class A-1 noteholders on that payment date, until the Class A-2 notes have been paid in full;

         o following payment in full of the Class A-2 notes, to the Class A-3 noteholders, the Principal Distribution Amount less any amounts paid to the Class A-2 noteholders on that payment date, until the Class A-3 notes have been paid in full;

         o following payment in full of the Class A-3 notes, to the Class A-4 noteholders, the Principal Distribution Amount less any amounts paid to the Class A-3 noteholders on that payment date, until the Class A-4 notes have been paid in full; and

         o following payment in full of the Class A-4 notes, to the Class B noteholders, the Principal Distribution Amount less any amounts paid to the Class A-4 noteholders on that payment date, until the Class B notes have been paid in full.

Step 7. Withdrawals from the Certificate Distribution Account.

         On each payment date, the amount on deposit in the certificate distribution account, if any, will be distributed to the certificateholders.

         Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes. On each payment date occurring on or after the acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

         o to the indenture trustee, amounts due as compensation or indemnity payments under the terms of the indenture, and to the owner trustee, amounts due as compensation or indemnity payments under the terms of the trust agreement;

         o to the servicer, the amounts accrued and unpaid in respect of the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates;

         o    to the swap counterparty, the net swap payments, if any;

         o to the noteholders of all classes of the Class A notes, the Accrued Note Interest on each class of the Class A notes, and to the swap counterparty, the swap termination payments, pro rata, without priority or preference of any kind;

         o    to the swap counterparty, any remaining swap termination payments;

         o to the noteholders of the Class A-1 notes, all unpaid principal of the Class A-1 notes until the Class A-1 notes has been paid in full;

         o to the noteholders of the Class A-2 notes, Class A-3 notes and Class A-4 notes, without priority or preference of any kind, all unpaid principal of those classes of Class A notes until each of those classes has been paid in full;

         o to the noteholders of the Class B notes, the Accrued Note Interest on the Class B notes;

         o to the noteholders of the Class B notes, unpaid principal of the Class B notes until the Class B notes have been paid in full; and

         o to the certificate distribution account, any amount remaining in the note payment account after each class of notes has been paid in full.

Yield Supplement Overcollateralization Amount

         The notes and the certificates have the benefit of the Total Yield Supplement Overcollateralization Amount. The total principal amount of the notes and certificates on the closing date will equal $__________, which is equal to the adjusted principal balance of the receivables on the closing date.

         On the closing date, the Total Yield Supplement
Overcollateralization Amount of the receivables will be $__________ or ____% of the total principal amount of the notes and certificates on the closing date.

         On any date, the Total Yield Supplement Overcollateralization Amount for the receivables will be the sum of the Yield Supplement Overcollateralization Amounts for each receivable which is not a defaulted receivable or which has not been repurchased by MART or the servicer following a breach of certain representations or warranties.

         On any date, the Yield Supplement Overcollateralization Amount for any receivable will equal the excess, if any, of:

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the related contract; over

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of the annual percentage rate provided in the related contract and ____%.

         The Total Yield Supplement Overcollateralization Amount is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. The Total Yield Supplement Overcollateralization Amount has been provided because some of the receivables owned by the issuer will have an annual percentage rate which is lower than the minimum annual percentage rate MART and MMCA have agreed is required to cover interest on the notes, the monthly servicing fee and anticipated losses on defaulted receivables. If the losses on defaulted receivables deplete the collections on the receivables represented by the Total Yield Supplement Overcollateralization Amount, shortfalls in Available Funds may occur. If such losses also deplete the amount on deposit in the reserve account, a shortfall in the amounts available to be distributed could result. Any such shortfalls will first reduce the amounts available to make distributions to the certificateholders, second to make payments on the Class B notes, and then to make payments on the Class A notes.

The Reserve Account

         On the closing date, MART will make an initial deposit to the reserve account of cash or investments permitted by the sale and servicing agreement having a value of $__________. That amount is equal to 1.00% of the adjusted principal balance of the receivables pool as of the Cutoff Date.

         On or before each payment date, the indenture trustee will make the following payments and deposits from funds in the reserve account:

         o to the servicer, an amount equal to any shortfall between the total amount of reimbursement of advances that are due and payable to the servicer on that payment date and the total amount of the collections on the receivables that are paid to the servicer on that payment date as reimbursement for those advances; and

         o to the collection account, an amount equal to any shortfall between the Total Required Payment for that payment date and the Available Funds allocable to pay the Total Required Payment.

         The reserve account will be funded on each payment date with the Available Funds remaining after payment of interest and principal of the notes and net swap payments and any swap termination payments payable to the swap counterparty on that payment date, in an amount, equal to the excess, if any, of the Specified Reserve Balance for that payment date over the amount on deposit in the reserve account.

         If amounts on deposit in the reserve account on any date exceed the Specified Reserve Balance, after giving effect to withdrawals made on that payment date, the excess will be withdrawn and paid to MART. The noteholders will not have any rights in, or claims to, any of those amounts paid to MART.

         Amounts in the reserve account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. If the amount withdrawn from the reserve account on any payment date to reimburse the servicer for advances and to cover shortfalls in Available Funds exceeds the amount on deposit in the reserve account, a shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the reserve account ultimately could result in losses to noteholders, as noteholders will have no recourse to the assets of MART as a source of payment. Any such shortfalls will first reduce the amounts available to make distributions to the certificateholders, second to make payments on the Class B notes, and then to make payments on the Class A notes.

         MART may request each of Moody's, Standard & Poor's and Fitch to approve a reduction in the Specified Reserve Balance or a change in the manner in which the reserve account is funded. If each of Moody's, Standard & Poor's and Fitch confirms that the requested action will not result in the qualification, reduction or withdrawal of its then-current rating of any class of notes, then the required balance of the account will be reduced and the indenture will be amended without the consent of any noteholders to reflect the change in the required balances of the accounts. A reduction in the Specified Reserve Balance will also require the delivery of several tax opinions to the effect that, among other things, the reduction will not adversely affect the characterization of the notes for federal income tax purposes.

Subordination of the Class B Notes

         The rights of the Class B noteholders to be paid interest and principal are subordinated to the rights of the Class A noteholders to be paid interest on each payment date and to the rights of the servicer to be paid the servicing fee, and to the rights of the swap counterparty to receive any net swap payments and any swap termination payments. Following an event of default under the indenture, the rights of the Class B noteholders to be paid interest and principal are subordinated to the rights of the Class A noteholders to be paid all accrued interest and all of the principal of the Class A notes. Interest on the Class B notes will be paid on each payment date after servicing fees due to the servicer and interest due on the Class A notes, and payments to the swap counterparty of any net swap payments and any swap termination payments. However, if an event of default under the indenture occurs, interest on the Class B notes also will be subordinated to amounts due to the indenture trustee as compensation or indemnity payments and to the payment of principal of the Class A notes.

         Principal of the Class B notes will be subordinated to the payment of amounts due to the indenture trustee as compensation or indemnity payments, the servicing fee, the net swap payment, interest on the Class A notes and any swap termination payments, interest on the Class B notes and principal of the Class A notes. No principal will be paid on the Class B notes until the principal of the Class A notes has been paid in full.

Subordination of the Certificates

         The rights of certificateholders to receive distributions are subordinated to the rights of noteholders to receive payments of interest and principal, to the rights of the servicer to be paid the servicing fee, and to the rights of the swap counterparty to receive any net swap payments and any swap termination payments. Funds on deposit in the collection account will be applied to the reimbursement of advances made by the servicer and the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates, the net swap payments payable to the swap counterparty, the Accrued Note Interest on the notes and any swap termination payments, and principal payable on the notes on each payment date and to making the required deposits to the reserve account before distributions on the certificates. In addition, following the occurrence of an event of default under the indenture that has resulted in an acceleration of the notes, the noteholders will be entitled to be paid in full and any payments payable to the swap counterparty will be paid in full before the certificateholders are entitled to any distributions. The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. See "--Indenture Cash Flows."

Advances by the Servicer of Amounts Payable on the Receivables

         If the monthly payment made by an obligor in respect of an Actuarial Receivable and amounts in the payahead account allocable to that receivable are less than the scheduled payment due, the servicer will make an advance of the remaining amount on the related payment date.

         The servicer will be reimbursed for each of these advances:

         o on each subsequent payment date from any payments made by or on behalf of the related obligor; and

         o on the payment date following the calendar month in which the related receivable becomes defaulted, out of collections on other receivables.

         In addition, the servicer will advance any portion of a balloon payment not received in the calendar month in which the balloon payment is due, less any amounts in the payahead account allocable to the balloon payment.

         The servicer will be reimbursed for any advance relating to a balloon payment on each payment date following the payment date on which the advance was made:

         o out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

         o out of collections on other receivables to the extent of any losses allocable to the balloon payment that the servicer has recorded in its books and records during the preceding calendar month, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

         If MMCA is replaced in its capacity as servicer, the successor servicer will not be required to make advances. In the absence of advances by the servicer, noteholders must rely for payment of the notes upon the following:

payments on the receivables, including sales proceeds of repossessed vehicles or vehicles relating to balloon payment receivables that are returned to the servicer for sale;

         o payments under the yield supplement agreement and the yield supplement account; and

         o    available amounts on deposit in the reserve account.

See "--Indenture Cash Flows" and "--The Reserve Account."

Deposit of Collections on the Receivables to the Collection Account

         The servicer will deposit the payments and proceeds on the receivables, other than additional servicing compensation which is payable to the servicer, into the collection account not later than two business days after receipt unless:

         o the servicer has a rating acceptable to each of Moody's, Standard & Poor's and Fitch on its short-term indebtedness, MMCA is the servicer, and no events of servicing termination have occurred; or

         o the issuer shall have received written notice from each of Moody's, Standard & Poor's and Fitch that no outstanding rating on any class of notes would be lowered or withdrawn as a result, in which case those amounts will be paid into the collection account on the business day before each payment date.

         On each payment date, MART and the servicer also will deposit into the collection account the purchase amount of each receivable required to be repurchased or purchased by either of them during the preceding calendar month. The servicer will be entitled to be reimbursed for the amounts previously deposited in the collection account but which are later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons from amounts otherwise payable into the collection account or amounts on deposit in the collection account.

         In those cases where a subservicer is servicing a receivable under a subservicing agreement, the servicer will cause the subservicer to remit to the collection account the amounts collected by that subservicer within two business days of receipt.

         As an administrative convenience, unless the servicer is required to remit collections within two business days of receipt, the servicer will be permitted to make the deposit of collections and purchase amounts for the related calendar month, net of distributions to be made to the servicer. The servicer, however, will account to the indenture trustee and the noteholders as if all deposits, distributions and transfers were made individually.

Statements to Noteholders

         On or before each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. Each of those statements to be delivered to noteholders will include the following information as to the notes for that payment date and the preceding calendar month:

         (1) the amount of the payment allocable to principal of each class of notes;

         (2) the amount of the payment allocable to interest on each class of notes;

         (3)  the Yield Supplement Amount;

         (4) the amount of the servicing fee due on that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

         (5) the amount of any net swap payments or net swap receipts due on that payment date;

         (6) the amount of any swap termination payments due on that payment date;

         (7) the total outstanding principal amount of each class of notes and the applicable note pool factor, after giving effect to payments on that payment date;

         (8) the principal balance of the receivables pool, the Total Yield Supplement Overcollateralization Amount, and the adjusted principal balance of the receivables pool calculated as of the close of business on the last day of the preceding calendar month;

         (9) the principal balance of the receivables pool exclusive of the total principal balance of balloon payments, and the total principal balance of the balloon payments calculated as of the close of business on the last day of the preceding calendar month;

         (10) the principal balance of the deferred payment receivables calculated as of the close of business on the last day of the preceding calendar month;

         (11) the cumulative amount of interest due but not paid to the noteholders of each class on that payment date and on prior payment dates plus interest on the overdue interest at the applicable note interest rate, to the extent permitted by law;

         (12) the cumulative amount of principal due but not paid to the noteholders of each class on that payment date and on prior payment dates;

         (13) for receivables that became defaulted during the related calendar month, the total amount of the excess of the principal balance of those contracts, including any principal of a balloon payment, over the net proceeds from the liquidation of those contracts;

         (14) the balance of the reserve account on that payment date, after giving effect to changes in the balance on that payment date;

         (15) the advances by the servicer, if any; and

         (16) the total purchase amount of receivables repurchased by MART or purchased by the servicer during the preceding calendar month.

Each amount set forth in clauses (1), (2), (4), (11) and (12) of this paragraph will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the notes or class of notes, as applicable. Copies of those statements may be obtained by the beneficial owners of the notes by a request in writing addressed to the indenture trustee.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the indenture trustee will furnish to each person, who at any time during that calendar year was a noteholder, a statement prepared for the purposes of that noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" and "--Book Entry Registration."

Book Entry Registration

         Each class of notes will be represented by one or more notes, in each case registered in the name of Cede & Co. as nominee of The Depository Trust Company. The notes will be available for purchase in book-entry form only. Accordingly, Cede & Co. will be the holder of record of the notes. No person acquiring a beneficial ownership interest in the notes will be entitled to receive a definitive note registered in that person's name unless and until definitive notes are issued under the limited circumstances described in this prospectus. All references in this prospectus to:

         o actions by noteholders of any class refer to actions taken by DTC upon instructions from its participating organizations; and

         o distributions, notices, reports and statements to the noteholders of any class will be made to DTC or Cede & Co., as the registered holder of that class, for distribution to the noteholders of that class according to DTC procedures.

         Investors in the global notes may hold them through any of DTC, Clearstream Banking Luxembourg S.A. or the Euroclear System. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Initial Settlement of the Global Notes. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participating members of DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their customers or participants through their respective depositories, which, in turn, will hold those positions in accounts as DTC participants.

         Investors electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global notes through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         If any of DTC, Clearstream Banking or Euroclear should stop its services, the administrative agent would seek an alternative depository, if available, or cause the issuance of definitive notes to noteholders or their nominees in the manner described under "--Issuance of Definitive Notes Upon the Occurrence of Various Circumstances."

         Except as required by law, none of the servicer, the indenture trustee or the owner trustee will have any liability:

         o for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by DTC's nominee; or

         o for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Secondary Market Trading of the Global Notes. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking customer or Euroclear participant:

         o the purchaser sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

         o Clearstream Banking or Euroclear instructs its depositary to receive the global notes against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date;

         o that depositary credits payments to the DTC participant's account against delivery of the global notes; and

         o after settlement has been completed, the depositary credits the global notes to the relevant clearing system, which, in turn, under its usual procedures, credits those global notes to that customer's or participant's account.

The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date--which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global notes are credited to their accounts one day later.

         As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. So the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may use their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. Trading usually occurs as follows:

         o the seller sends instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or Euroclear participant at least one business day before settlement;

         o Clearstream Banking or Euroclear instructs its depositary to deliver the bonds to the DTC participant's account against payment, which includes interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date; and

         o the payment is reflected in the account of the Clearstream Banking customer or Euroclear participant the next day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account is back-valued to the value date--the preceding day when settlement occurred in New York.

Should the Clearstream Banking customer or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Banking or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream Banking customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream Banking or Euroclear for one day--until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts--under the clearing system's customary procedures;

borrowing the global notes in the U.S. from a DTC participant no later than one day before settlement which would give the global notes sufficient time to be reflected in their Clearstream Banking or Euroclear account to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream Banking customer or Euroclear participant.

         Those persons who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, the notes may do so only through direct and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the indenture trustee through the participants who, in turn, will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to DTC's nominee. DTC will forward those payments to its participants which, then, will forward them to indirect participants or noteholders. The only noteholder will be DTC's nominee. Noteholders will not be recognized by the indenture trustee as noteholders and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to:

         o make book-entry transfers of securities among participants on whose behalf it acts as to the securities; and

         o receive and transmit distributions of principal and interest on the securities.

         Participants and indirect participants with which securityholders have accounts as to their respective securities similarly are required to:

         o    make book-entry transfers; and

         o receive and transmit the payments on behalf of their respective securityholders.

Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions related to the securities, may be limited due to the lack of a physical certificate for those securities.

         DTC will advise the indenture trustee that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions related to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

         Non-U.S. holders of global notes will be liable for U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         The Depositories. DTC is a limited-purpose trust company organized uneer the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries to eliminate the need for physical movement of certificates. Participants in the DTC system:

         o include securities brokers and dealers, who may include the underwriters of securities of the issuer, banks, trust companies and clearing corporations; and

         o    may include other organizations.

         Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking Luxembourg S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers to eliminate the need for physical movement of certificates. Transactions may be settled by Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Banking customers:

         o are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations; and

         o may include any of the underwriters of any securities of the issuer.

Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Banking and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, custody and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants:

         o include banks, including central banks, securities brokers and dealers and other professional financial intermediaries; and

         o may include any of the underwriters of any securities of the issuer.

Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Issuance of Definitive Notes Upon the Occurrence of Various Circumstances

         The notes of each class will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee or a successor clearing agency, only if:

         o the issuer, the administrator or the servicer advises the indenture trustee in writing that DTC or its successor is no longer willing or able to discharge properly its responsibilities as depository for the notes and the indenture trustee or the administrator is unable to locate a qualified successor;

         o the administrator, at its option, elects to terminate the book-entry system through DTC or its successor; or

         o after the occurrence of an event of default under the indenture or an event of servicing termination under the sale and servicing agreement, beneficial owners of notes representing at least 51% of the total outstanding principal amount of the notes advise the indenture trustee and DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the beneficial owners of the notes.

         Upon the occurrence of any of these events, DTC is required to notify all of its direct participants and the indenture trustee of the availability through DTC of notes in fully registered, certificated form. Upon surrender by DTC of the physical certificates representing the notes and receipt by the indenture trustee of instructions for re-registration, the indenture trustee will reissue the notes in fully registered, certificated form, and afterwards the indenture trustee will recognize the holders of those notes as noteholders.

         Payments of principal of and interest on the notes in fully registered, certificated form will be made by the indenture trustee directly to noteholders in accordance with the procedures set forth in this prospectus and in the indenture. Payments of principal and interest on each payment date will be made to noteholders in whose names the notes in fully registered, certificated form were registered at the close of business on the related record date. Those payments will be made by check mailed to the address of that noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note in fully registered, certificated form, however, will be made only upon presentation and surrender of the note in that form at the office or agency specified in the notice of final payment mailed to noteholders.

         Notes in fully registered, certificated form will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Terms of the Indenture

         Events of Default Under the Indenture. The events of default under the indenture consist of:

         o a default for five days or more in the payment of interest on any note when it becomes due and payable;

         o default in the payment of principal of, or any installment of principal of, any note when it becomes due and payable including, for each class of notes, on the final payment date of that class;

         o a default in the observance or performance of any material covenant or agreement of the issuer made in the indenture other than those dealt with specifically elsewhere as an event of default and the continuation of any of these defaults for a period of 60 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the total principal amount of the notes;

         o any representation or warranty made by the issuer in the indenture or in any certificate delivered under the terms of the indenture having been incorrect in any material respect as of the time made, and the breach not having been cured within 30 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the total principal amount of the notes; or

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         Under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes or the Class B notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or both of the Class A notes and Class B notes, in order that there be separate trustees for each of the Class A notes and the Class B notes.

         If an indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

         Noteholders holding at least a majority of the total principal amount of the notes outstanding, voting as a group, may waive any past default or event of default under the indenture prior to the declaration of the acceleration of the maturity of the notes. Notwithstanding that, they may not waive a default in payment of principal of or interest on any of the notes or of any covenant or provision in the indenture which cannot be modified or amended without unanimous consent of the noteholders. Any waivers could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

         Remedies Following an Event of Default Under the Indenture. If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders of a majority of the total outstanding principal amount of the notes, voting as a group, may declare the principal of the notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority of the total principal amount of the notes before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

         o the issuer has deposited with the indenture trustee an amount sufficient to pay (A) all interest on and principal of the notes as if the event of default under the indenture giving rise to the declaration had not occurred and (B) all amounts advanced by the indenture trustee and its costs and expenses; and

         o all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely by that acceleration, have been cured or waived.

Any rescission could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

         If the notes have been declared due and payable following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the issuer, or elect to maintain the property of the issuer and continue to apply proceeds from the property of the issuer as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the issuer following an event of default under the indenture, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

         o    100% of the noteholders consent;

         o the proceeds of the sale will be sufficient to pay in full the principal of and the accrued interest on all of the outstanding notes; or

         o the indenture trustee determines that the property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66 2/3% of the total principal amount of the outstanding notes, voting as a group, to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to whether the property of the issuer will suffice to pay interest on and principal of the notes on an ongoing basis.

         If the property of the issuer is sold after an event of default under the indenture has occurred, the proceeds of that sale will be distributed:

         o first, to the indenture trustee for amounts due as compensation or indemnity payments under the indenture, and to the owner trustee for amounts due as compensation or indemnity payments under the trust agreement;

         o second, to the servicer for amounts due in respect of accrued and unpaid servicing fees;

         o    third, to the swap counterparty for any net swap payments;

         o fourth, to the Class A noteholders for interest which is due and unpaid and to the swap counterparty for any swap termination payments, pro rata;

         o fifth, to the swap counterparty for any remaining swap termination payments;

         o sixth, to the Class A-1 noteholders for principal which is due and unpaid;

         o seventh, to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders pro rata for principal which is due and unpaid;

         o eighth, to the Class B noteholders for interest which is due and unpaid; and

         o ninth, to the Class B noteholders for principal which is due and unpaid.

         Any remaining amounts will be distributed to the certificateholders for amounts due and unpaid in accordance with the terms of the trust agreement and the sale and servicing agreement.

         If an event of default occurs under the indenture and is continuing on the notes, the indenture trustee will not be required to exercise any of its rights or powers at the request or direction of any of the noteholders if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The holders of at least a majority of the total principal amount of the outstanding notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee as to the notes or exercising any trust power conferred on the indenture trustee.

         A noteholder will not have the right to institute any proceeding as to the indenture unless:

         o the noteholder has given written notice to the indenture trustee of a continuing event of default under the indenture;

         o the holders of not less than 25% of the total principal amount of the outstanding notes have made a written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

         o the noteholder has offered the indenture trustee reasonable indemnity;

         o the indenture trustee has for 60 days failed to institute the requested proceeding; and

         o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the total principal amount of the outstanding notes.

         Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of interest on or principal of the notes or for the agreements of the issuer and the owner trustee, in its capacity as trustee, contained in the indenture.

         Covenants by the Issuer under the Indenture. The issuer will not, among other things:

         o sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement or related documents;

         o claim any credit on or make any deduction from the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

         o    dissolve or liquidate in whole or in part;

         o permit the validity or effectiveness of the indenture to be impaired;

         o permit any person to be released from any covenants or obligations as to the notes under the indenture except as may be expressly permitted by the indenture;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden any assets of the issuer, or any interest in those assets or their proceeds;

         o permit the lien of the indenture not to constitute a valid, first priority security interest in the property of the issuer, other than for any tax, mechanics or other lien;

         o engage in any activities other than financing, acquiring, owning and pledging the contracts as contemplated by the indenture, the sale and servicing agreement, the trust agreement and other related documents and incidental activities;

         o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes, or otherwise in accordance with the indenture, the sale and servicing agreement, the trust agreement and other related documents;

         o make any payments to certificateholders in respect of their certificates for any calendar month unless the Total Required Payment and any deposits required to be made to the reserve account have been provided for; or

         o fail to or fail to cause the servicer to deliver to the indenture trustee on or before each payment date the disbursement and payment instructions as required by the indenture.

         Replacement of Indenture Trustee. Noteholders holding not less than a majority of the total principal amount of the outstanding notes may remove the indenture trustee without cause by so notifying the indenture trustee and the issuer, and following that removal the issuer may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each of Moody's, Standard & Poor's and Fitch or shall otherwise be acceptable to each of Moody's, Standard & Poor's and Fitch.

         The indenture trustee may resign at any time by so notifying the issuer. The issuer will be required to remove the indenture trustee if the indenture trustee:

         o    ceases to be eligible to continue as the indenture trustee;

         o    is adjudged to be bankrupt or insolvent;

         o    comes under the charge of a receiver or other public officer; or

         o    otherwise becomes incapable of acting.

         Upon the resignation or required removal of the indenture trustee, the issuer will be required promptly to appoint a successor indenture trustee.

         Duties of Indenture Trustee Under the Indenture. The indenture trustee:

         o    will perform the duties specifically set forth in the indenture;

         o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture and on the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

         o will examine any of those certificates and opinions which are specifically required to be furnished to the indenture trustee by the indenture to determine whether or not they conform to the requirements of the indenture.

         However, upon the continuance of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

Compensation and Indemnity of the Indenture Trustee under the Indenture. The issuer will:

         o pay to the indenture trustee from time to time reasonable compensation for its services;

         o reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred; and

         o indemnify the indenture trustee for any and all losses, liability or expense, including attorneys' fees, incurred by it in connection with the performance of its duties.

         The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, although the indenture trustee will not be liable:

         o for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

         o for any action it takes or omits to take in good faith in accordance with a direction received by it from noteholders in accordance with the terms of the indenture; and

         o for interest on any money received by it except as the indenture trustee and the issuer may agree in writing.

         The indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless an officer of the indenture trustee has actual knowledge or has received written notice of the event of default in accordance with the provisions of the indenture.

         Indenture Trustee's Access to Noteholder Lists. If notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the issuer will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

         o    as of each record date, within five days after the record date;
              and

         o as of not more than 10 days before that list is furnished, within 30 days after receipt by the issuer of a written request for that list.

         Annual Compliance Statement to be Provided by Issuer to Indenture Trustee. The issuer will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Requirements for Satisfaction and Discharge of Indenture. The indenture will be discharged as to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with several limitations, including receipt of various opinions on tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes, including interest and any fees due and payable to the owner trustee or the indenture trustee.

         Requirements for Modification of Indenture. Without the consent of the noteholders, the owner trustee, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the issuer, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision as to matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture, provided that:

         o the action will not materially adversely affect the rights or obligations of any swap counterparty under the related interest rate swap agreement, or modify or impair the ability of the issuer to fully perform any of its obligations under any interest rate swap agreement, or each swap counterparty shall have consented thereto (and a swap counterparty's consent will be deemed to have been given if the swap counterparty does not object in writing within ten business days of receipt of a written request for such consent);

         o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and (2) as confirmed by each of Moody's, Standard & Poor's and Fitch, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

         o    an opinion of counsel as to various tax matters is delivered.

         The owner trustee, on behalf of the issuer, and the indenture trustee, upon request by the issuer, may also enter into supplemental indentures, with the consent of noteholders holding not less than a majority of the total principal amount of the outstanding notes, voting as a group, and with prior written notice to each of Moody's, Standard & Poor's and Fitch, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of noteholders, provided that:

         o the action will not materially adversely affect the rights or obligations of any swap counterparty under the related interest rate swap agreement, or modify or impair the ability of the issuer to fully perform any of its obligations under any interest rate swap agreement, or each swap counterparty shall have consented thereto (and a swap counterparty's consent will be deemed to have been given if the swap counterparty does not object in writing within ten business days of receipt of a written request for such consent);

         o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and (2) as confirmed by each of Moody's, Standard & Poor's and Fitch, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

         o    an opinion of counsel as to various tax matters is delivered.

Any opinion of counsel referred to in this paragraph or the preceding one may be rendered by internal counsel to MART or the servicer.

         However, no supplemental indenture may do any of the following without the consent of the holder of each outstanding note affected by that supplemental indenture:

         o change the final payment date for any class of notes or the date on which any installment of principal of or interest on any note is due or reduce the principal amount of any note, the specified interest rate of any note or the redemption price of any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the property of the issuer to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest on the notes is payable;

         o impair the right to institute suit for the enforcement of various provisions of the indenture regarding payment;

         o reduce the percentage of the total outstanding principal amount of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with various provisions of the indenture, or of various defaults under the indenture, and their consequences as provided for in the indenture;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, MART, the servicer or an affiliate of any of them;

         o reduce the percentage of the total outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the property of the issuer if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the notes and the certificates;

         o modify any provision of the indenture specifying a percentage of the total principal amount of the notes necessary to amend the indenture, the sale and servicing agreement, the trust agreement or any other related documents except to increase any percentage specified in the indenture or to provide that various additional provisions of the indenture, the sale and servicing agreement, the trust agreement or any other related documents cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification;

         o modify any provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory prepayment of the notes contained in the indenture; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any of the property of the issuer or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The trust agreement will require the owner trustee to give the certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the certificateholders or if any noteholders' consent to the proposed supplemental indenture is required and provides that the owner trustee will not enter into the amendment unless certificateholders holding a majority of the certificate balance including, for this purpose, certificates held by MART or any affiliate of MART, consent in writing.

          THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT

         We have summarized below some of the important terms of the sale and servicing agreement and the trust agreement. We will file copies of those agreements with the Securities and Exchange Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of those agreements.

Sale and Assignment

         Together with the issuance of the notes, and under the terms of the purchase agreement, MMCA will sell and assign to MART its entire right, title and interest in, to and under the receivables, including its security interests in the related vehicles. On the closing date, MART will sell and assign to the issuer, without recourse, MART's entire interest in the receivables, including its security interests in the related vehicles. Each of the receivables conveyed by MART to the issuer will be identified in a schedule attached to the sale and servicing agreement.

         The receivables will be sold and assigned by MMCA to MART and sold and assigned by MART to the issuer on the closing date. The owner trustee will, at the same time as the sale and assignment of the receivables, execute, authenticate and deliver the certificates. The net proceeds received from the sale of the notes on the closing date will be applied to the purchase of the receivables and to the deposits required to be made to the reserve account, the payahead account and the yield supplement account.

         In the purchase agreement, MMCA will represent and warrant to MART, and in the sale and servicing agreement, MART will represent and warrant to the issuer, among other things, that:

         o the information provided in the schedule of receivables transferred to the issuer on the closing date attached to the sale and servicing agreement is and will be correct in all material respects;

         o each contract requires the related obligor to maintain physical damage insurance covering the financed vehicle, in the amount determined by MMCA in accordance with its customary procedures;

         o on the closing date, the receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

         o on the closing date, each of the receivables will be secured by a perfected first priority security interest in the vehicle in favor of MMCA; and

         o each receivable, at the time it was originated, complied, and complies or will comply in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         The noteholders, the issuer, the indenture trustee, the certificateholders and the owner trustee will have no recourse against MMCA or MART for breach of any of these representations and warranties as to a receivable other than the right to require MMCA and MART to repurchase the receivable. See "--Mandatory Repurchase of Receivables."

         The owner trustee, the indenture trustee, the issuer and the servicer will covenant in the sale and servicing agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against MART for a period of one year and a day after the payment in full of any securities rated by Moody's, Standard & Poor's or Fitch issued by MART or by a trust for which MART was the depositor.

         To assure uniform quality in servicing the contracts and to reduce administrative costs, the issuer will appoint the servicer as initial custodian of the contracts. The servicer, in its capacity as custodian, will hold all documents and instruments relating to the contracts, either directly or through subservicers, on behalf of the indenture trustee and the issuer. The contracts will not be stamped or otherwise marked to reflect the sale and assignment of the receivables to the issuer and will not be segregated from other receivables held by the servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by MMCA to MART and by MART to the issuer will be filed, and the servicer's accounting records and computer systems will be marked to reflect that sale and assignment. See "The Issuer" and "Some Important Legal Aspects of the Receivables."

Mandatory Repurchase of Receivables

         In the event of a breach of any representation or warranty as to the receivables, which materially and adversely affects the interest of the issuer in a receivable, MART, unless that breach or failure has been cured by the last day of the calendar month which includes the 60th day after the date on which MART becomes aware of, or receives written notice from the owner trustee or the servicer of, the breach or failure, will be required to repurchase the receivable from the issuer, and MMCA will be required to repurchase the receivable from MART for an amount equal to the purchase amount of the receivable. See "--Sale and Assignment."

         The purchase amount will be payable on the payment date immediately following that calendar month. The purchase amount of a receivable to be purchased on any payment date will equal the sum of:

         o the outstanding principal balance of the receivable as of the first day of the preceding calendar month; and

         o the accrued and unpaid interest on the principal balance at the annual percentage rate of the receivable from the date a payment was last made on the receivable through the date on which payment was due for that receivable in the preceding calendar month.

         This calculation will be made after giving effect to the receipt of monies collected on the contract in the preceding calendar month.

         The obligation of MART to repurchase a receivable will not be conditioned on performance by MMCA of its obligation to repurchase a receivable. The repurchase obligation will constitute the sole remedy available to the noteholders, the issuer, the indenture trustee, the certificateholders or the owner trustee against MART and MMCA for any uncured breach or failure.

Servicing Procedures

         The servicer will make reasonable efforts to collect all payments due on the receivables in a manner consistent with the sale and servicing agreement and will exercise the degree of skill and care that the servicer exercises for comparable motor vehicle receivables owned and/or serviced by the servicer for itself or others.

         MMCA performs certain of its servicing functions utilizing employees of its parent, MMSA. Although it has no current plans to do so, the servicer may enter into subservicing agreements with servicers unaffiliated with MMCA that are eligible under the sale and servicing agreement for the subservicing of receivables. Any subservicing agreements will contain provisions substantially identical to those contained in the sale and servicing agreement and may contain other provisions that are not inconsistent with the terms of the sale and servicing agreement. The servicer may terminate a subservicing agreement and either service the related receivables directly or enter into a new subservicing agreement for the receivables with another subservicer, provided that any subservicer must be eligible to act as servicer.

         Notwithstanding any subservicing agreement, the servicer will remain obligated and liable to the issuer and the owner trustee for servicing and administering the receivables in accordance with the sale and servicing agreement as if the servicer alone were servicing the receivables. All references in this prospectus to actions required or permitted to be taken, or restrictions on actions to be taken, by the servicer apply equally to actions by a subservicer. References in this prospectus to amounts received by the servicer include amounts received by a subservicer.

         Under the sale and servicing agreement, the servicer will be required to provide a computer tape or compact disk each month to Lewtan Technologies, Inc. containing information relating to the receivables, including the name, address and telephone number of each obligor and the balance on the receivables. Lewtan Technologies, Inc. will provide a copy of the tape or disk to the indenture trustee, the indenture trustee's agent, or the indenture trustee's designee upon the written request of the indenture trustee. Lewtan Technologies, Inc. will be paid a fee for such services and will be reimbursed for any expenses incurred by it in connection with such services. The servicer will pay these amounts from its monthly servicing fee.

         To be eligible to act as a servicer or subservicer under the sale and servicing agreement, a person must, at the time of its appointment as servicer or as a subservicer:

         o    have a net worth of not less than $50,000,000;

         o be servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans;

         o be legally qualified, and have the capacity, to service the receivables;

         o have demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the receivables in accordance with standards of skill and care that are consistent with prudent industry standards; and

         o    be qualified and entitled to:

              - use under a license or other written agreement the software which the servicer or any subservicer uses in connection with performing its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement; and

              - agree to maintain the confidentiality of that software, or, obtain the right to use, or develop at its own expense, software which is adequate to perform its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement.

         The servicer will covenant in the sale and servicing agreement that:

         o the vehicle securing each receivable will not be released from the security interest granted by the receivable in whole or in part, except as contemplated by the sale and servicing agreement;

         o the servicer will not and will not permit any subservicer to impair in any material respect the rights of the issuer, the indenture trustee, the noteholders, the owner trustee or the certificateholders in the receivables or otherwise amend or alter the terms of a contract if, as a result of that amendment or alteration, the interests of the issuer, the noteholders, the indenture trustee, the owner trustee, or the certificateholders under the sale and servicing agreement would be materially adversely affected; and

         o the servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a contract, or extend, rewrite or otherwise modify the payment terms of a contract; provided, however, that:

              - the servicer may extend any contract for credit-related reasons that would be acceptable to the servicer for comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions on any contract shall not cause the term of that contract to extend beyond __________; provided further, that the extensions, in total, do not exceed two months for each twelve months of the original term of the contract; and

              - if the obligor on a deferred payment receivable has made one or more partial prepayments on the receivable on or before the date the first scheduled payment was due under that receivable, the Servicer may, at any time on or before 90 days after that payment was due, modify the terms of the receivable including reducing the amount of the scheduled payments. However, the servicer may not:

         o    change the annual percentage rate of the receivable; or

         o change the date on which the final scheduled payment under the receivable was due from the date specified in the related contract.

         If the servicer breaches any covenant described in the preceding paragraph that materially and adversely affects a receivable, the servicer will be required to purchase the receivable from the issuer. That purchase obligation is the sole remedy against the servicer for any uncured breach, except for the indemnities of the servicer specified in the sale and servicing agreement. The servicer's obligation to purchase a receivable in the case of a breach does not apply if the breach has been cured by the last day of the calendar month which includes the 60th day after the date on which the servicer becomes aware of, or receives written notice of, the breach.

         The sale and servicing agreement requires the servicer to charge off a receivable in conformity with its normal practice. It also requires the servicer to follow its normal collection practices and procedures that are consistent with the standard of care required by the sale and servicing agreement to realize upon any receivable. Currently, MMCA charges off a receivable at the time that the related vehicle has been repossessed and sold, or at the time as MMCA determines that it will not recover the vehicle. The servicer may sell the vehicle securing the receivable or take any other action permitted by law. See "Some Important Legal Aspects of the Receivables." The net proceeds of the sale will be deposited in the collection account at the time and in the manner described above.

         The sale and servicing agreement will also require the servicer to make advances, for which the servicer will be reimbursed in the manner described under "Terms of the Notes--Advances by the Servicer of Amounts Payable on the Receivables."

         The sale and servicing agreement will provide that the servicer will defend and indemnify:

         o    the issuer;

         o    the indenture trustee;

         o    the owner trustee;

         o    the noteholders;

         o    the certificateholders; and

         o    MART

against any and all liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any of its affiliates of any vehicle, or in respect of any negligence, willful misfeasance or bad faith of the servicer in the performance of its duties--other than errors in judgment--or by reason of reckless disregard of its obligations and duties, under the sale and servicing agreement or under any of the documents to which it is a party.

         The servicer's obligations to indemnify the issuer, the indenture trustee, the owner trustee, the noteholders, MART and the certificateholders for the servicer's actions or omissions will survive the removal of the servicer, but will not apply to any action or omission of a successor servicer.

Servicing Compensation

         The servicer will be entitled to receive a servicing fee for servicing the receivables each calendar month, in an amount equal to the product of one-twelfth of the sum of ____% of the total principal balance of the receivables--other than deferred payment receivables, plus ____% of the total principal balance of deferred payment receivables, in each case, as of the first day of the calendar month. A receivable ceases to be a deferred payment receivable on the last day of the calendar month prior to the calendar month in which the first scheduled payment on that receivable becomes due. The servicer will also be entitled to receive, as additional servicing compensation, earnings, net of losses and investment expenses, on amounts on deposit in the payahead account, all disposition fees paid as to receivables providing for balloon payments, all administrative fees and charges, and all late payment fees paid as to the receivables, other than fees paid in connection with extension or deferral of payments on a receivable, which will be deposited in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on each payment date.

         The servicing fee and the additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of contracts and for administering the receivables on behalf of the noteholders and the certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the indenture trustee and the owner trustee as to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition, the servicing fee and the additional servicing compensation will further compensate the servicer for various taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the servicer under the sale and servicing agreement in connection with administering and servicing the receivables.

Evidence to be Provided as to Servicer's Compliance with its Servicing Obligations

         The sale and servicing agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the servicer, MART or MMCA, will furnish to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March, 2002, a report of examination as to compliance by the servicer during the 12 months--or shorter period in the case of the first report--ended the preceding December 31 with various standards relating to the servicing of the receivables.

         The sale and servicing agreement will also provide for delivery to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March, 2002, of a certificate signed by an officer of the servicer stating that to the best of that officer's knowledge the servicer has fulfilled its obligations under the sale and servicing agreement throughout the 12 months--or shorter period in the case of the first report--ended the preceding December 31 or, if there has been a default in the fulfillment of any of those obligations, describing each of those defaults.

         Beneficial owners of the notes may obtain copies of those statements and certificates by written request addressed to the indenture trustee.

Resignation by the Servicer

         The sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement and becomes the administrator under the administration agreement.

Consequences of Merger, Conversion, Consolidation or Similar Actions by Servicer

         Any legal successor to the servicer, whether by merger, consolidation or purchase and assumption of all or substantially all of the business of the servicer, will become the servicer under the sale and servicing agreement, provided that any successor must be eligible to be servicer under the sale and servicing agreement.

Limits on Servicer's Liability

         The sale and servicing agreement will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the sale and servicing agreement and will have no other obligations or liabilities under the sale and servicing agreement.

Limits on Servicer's Obligations in Connection with Legal Actions

         The sale and servicing agreement will also provide that the servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the interests of the noteholders and the certificateholders under the sale and servicing agreement.

Events of Servicing Termination

         The following events will constitute events of servicing termination under the sale and servicing agreement:

         o any failure by the servicer to deliver to the owner trustee or the indenture trustee the monthly certificate detailing the collections and distributions for any calendar month, which failure continues beyond the earlier of three business days from the date the servicer's certificate was due to be delivered and the related payment date;

         o any failure by the servicer to deliver to the collection account or any other account, any required payment or deposit under the sale and servicing agreement, which failure continues unremedied for five business days, or, in the case of a payment or deposit to be made no later than a payment date, the failure to make the payment or deposit by the payment date;

         o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the notes, the certificates or the sale and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 30 days after written notice of the failure is given to the servicer by the indenture trustee or the owner trustee, or to MART, the servicer, the owner trustee and the indenture trustee by the holders of notes or certificates evidencing not less than 25% of the total principal amount of the outstanding notes, or 25% of the certificate balance, as applicable;

         o various events of bankruptcy, receivership, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings as to MART or the servicer and various actions by MART or the servicer indicating its insolvency or reorganization under bankruptcy, receivership, conservatorship, insolvency, or similar proceedings; and

         o failure of the servicer to be eligible to act as servicer under the sale and servicing agreement.

         If one of the events of servicing termination occurs and is not remedied, either the indenture trustee or the holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes will have the right to remove the servicer. If the servicer is removed, either the indenture trustee will act as successor servicer or the indenture trustee will appoint a successor servicer.

         The holders of notes evidencing not less than 51% of the total principal amount of the outstanding notes or the holders of certificates evidencing not less than 51% of the certificate balance, in the case of any default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders and certificateholders, as applicable, waive any event of servicing termination under the sale and servicing agreement except an event resulting from the failure to make any required deposit to or payment from any account.

         For purposes of the foregoing, any notes or certificates owned by MART, the servicer, or any affiliate will not be considered to be outstanding.

         The indenture trustee will have no obligation to notify noteholders of any event which, with lapse of time to cure, would become an event of servicing termination under the sale and servicing agreement, until after the expiration of any applicable cure period, according to the obligation of the indenture trustee to deliver to each noteholder a copy of any certificate received by the indenture trustee from the servicer under the sale and servicing agreement notifying the indenture trustee of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an event of servicing termination under the sale and servicing agreement. See "--Rights of Indenture Trustee and Noteholders Upon an Event of Servicing Termination Under the Sale and Servicing Agreement."

Rights of Indenture Trustee and Noteholders Upon an Event of
Servicing Termination Under the Sale and Servicing Agreement

         As long as an event of servicing termination under the sale and servicing agreement remains unremedied, the indenture trustee or the holders of notes evidencing not less than a majority of the total principal amount of the outstanding notes may terminate the servicer's rights and obligations under the sale and servicing agreement. Thereafter, the indenture trustee or a servicer meeting the requisite eligibility standards, which may be an affiliate of the indenture trustee, appointed by the indenture trustee will succeed to all the responsibilities, duties, and liabilities of the original servicer.

         The successor servicer will then be entitled to the compensation payable to the servicer. If the indenture trustee is unwilling or legally unable so to act, the indenture trustee may appoint, or petition a court of competent jurisdiction to appoint, a person eligible to act as servicer as successor to the outgoing servicer under the sale and servicing agreement. In no event may the servicing compensation to be paid to that successor be greater than the servicing compensation payable to the servicer under the sale and servicing agreement. In the event of the bankruptcy of the servicer, the bankruptcy trustee or the servicer, as debtor in possession, may have the power to prevent a termination of the servicer's rights and obligations under the sale and servicing agreement.

Requirements for Amendments of the Sale and Servicing Agreement and the Trust Agreement

         Both the sale and servicing agreement and the trust agreement may be amended by the parties without the consent of the noteholders or the certificateholders, to cure any ambiguity, to correct or supplement any provision of either agreement which may be inconsistent with any other provision of that agreement, and to add, change or eliminate any other provisions of either agreement which are not inconsistent with the provisions of that agreement; provided that the action will not, as evidenced by an opinion of counsel--which may be given by internal counsel to MART or the servicer--to the indenture trustee and the owner trustee, materially and adversely affect the interest of any noteholder or certificateholder or, as to the trust agreement, have adverse tax consequences.

         The sale and servicing agreement may be amended by the parties for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the sale and servicing agreement or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, the holders of notes evidencing not less than 51% of the total principal amount of then outstanding notes, voting as a group, and the holders of certificates evidencing not less than 51% of the certificate balance, and with the consent of the swap counterparty to the extent such amendment adversely affects the rights or obligations of the swap counterparty under the interest rate swap agreements, or modifies the obligations of, or impairs the ability of the issuer to fully perform any of its obligations under the interest rate swap agreement (which consent will not be unreasonably withheld). Promptly after the execution of any such amendment, the owner trustee will mail a copy to the swap counterparty, to each certificateholder, to the indenture trustee and to each of the rating agencies.

         The trust agreement may be amended by the parties for the purpose of adding any provisions to or changing in any manner, or eliminating any of the provisions of the trust agreement, or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, MART, the holders of notes evidencing not less than a majority of the total principal amount of the then outstanding notes, voting as a group, and the holders of certificates evidencing not less than a majority of the certificate balance and with the consent of the swap counterparty, to the extent such amendment adversely affects the rights or obligations of the swap counterparty or modifies or impairs the ability of MART to fully perform any of its obligations under the related interest rate swap agreement. Promptly after the execution of any such amendment, the owner trustee will mail a copy to the swap counterparty (to the extent the related interest rate swap agreement is in effect), to each certificateholder, to the indenture trustee and to each of the rating agencies.

         For purposes of the two preceding paragraphs, any notes or certificates owned by MART, the servicer, or any of their respective affiliates will not be considered to be outstanding.

         However, no amendment of either agreement may:

         o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made on any note or certificate, or change any interest rate of any note or the Specified Reserve Balance, without the consent of all adversely affected noteholders or certificateholders;

         o reduce the aforesaid percentage of the notes and the certificates which is required to consent to any amendment, without the consent of all noteholders or certificateholders affected by the amendment;

         o adversely affect the ratings of any class of notes by Moody's, Standard & Poor's and Fitch without the consent of holders of notes evidencing not less than 66 2/3% of the total principal amount of the then outstanding notes of that class as to any amendment to the sale and servicing agreement or the trust agreement; or

         o amend the provisions of the trust agreement setting forth the permitted activities of the trust.

         Additionally, as to an amendment of the trust agreement, an opinion of counsel to the effect that the amendment will not have specified adverse tax consequences will be furnished to the indenture trustee and the owner trustee.

Requirements for Termination of the Issuer

         The issuer will terminate and be of no further force and effect upon the earlier of:

         o payment to noteholders and certificateholders of all amounts required to be paid to them under the indenture, the trust agreement and the sale and servicing agreement; and

         o the payment date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining with the issuer in accordance with the terms and priorities set forth in the indenture, the trust agreement and the sale and servicing agreement.

         In order to avoid excessive administrative expense, the servicer will be permitted, at its option, if the principal balance of the receivables pool as of the close of business on the last day of a calendar month has declined to 10% or less of the Initial Pool Balance, to purchase from the issuer, on any payment date occurring in a subsequent calendar month, all remaining receivables transferred to the issuer at a purchase price equal to the outstanding principal amount of the notes and the certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the notes and the certificates.

Actions to be Taken by Indenture Trustee Upon Termination of the Issuer

         The indenture trustee will give written notice of termination of the issuer to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of that holder's note, whether a note in fully registered, certificated form or one or more physical notes representing the notes, at the office or agency of the indenture trustee specified in the notice of termination. Any funds remaining with the issuer, after the indenture trustee has taken various measures to locate a noteholder and the measures have failed, will be distributed to MART or as otherwise provided in the sale and servicing agreement and the trust agreement.

The Administration Agreement

         MMCA, in its capacity as administrator, will enter into an administration agreement with the issuer and the indenture trustee. Under the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses relating to the administration agreement, the administrator will be entitled to a monthly administration fee to be paid by the servicer.

              SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES

         The discussion below examines the material legal aspects of the receivables under applicable federal and state laws including the laws of California and _____, the states in which the largest number of obligors reside.

Bankruptcy Considerations

         MMCA and MART intend that each transfer of receivables by MMCA to MART be structured so that the receivables and the related proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code should MMCA become the subject of a bankruptcy case after the transfers of the receivables to MART. This is known as a "true sale." Legal counsel has advised MART that if MMCA were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code, the receivables and their proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code.

         In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If MMCA were to become part of a bankruptcy proceeding and the court follows the Octagon court's reasoning, you could experience losses or delays in payments on your notes. Counsel to MART has advised MART that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued PEB Commentary No. 14, which characterizes the Octagon court's interpretation of Article 9 of the Uniform Commercial Code as erroneous. That commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

Issuer's Rights in the Receivables

         The receivables are "chattel paper" as defined in the Uniform Commercial Code. Under the Uniform Commercial Code, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. Following transfers of the receivables, MMCA and MART will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of MART and the issuer, as the case may be, in the receivables.

         Under the sale and servicing agreement, the servicer will hold the receivables, either directly or through subservicers, as custodian for the indenture trustee and the issuer following the sale and assignment of the receivables to the issuer on any date. MART will take the action that is required to perfect the rights of the indenture trustee and the issuer in the receivables. The receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuer. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuer's interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuer.

         The servicer will be obligated to take those actions which are necessary to protect and perfect the issuer's interest in the receivables and their proceeds.

Security Interests in Vehicles

         In all states in which the receivables have been originated, retail installment sale contracts evidence the credit sale of vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is usually governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In California and _____, a security interest in a vehicle is perfected by recording the security interest on the vehicle's certificate of title.

         MMCA will assign its security interests in the vehicles securing the related receivables to MART and MART will subsequently assign its security interests in the vehicles to the issuer. However, because of the administrative burden and expense, MMCA, the servicer, MART and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the vehicles. Also, the servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the issuer.

         In most states, assignments together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle. If there are any vehicles as to which MMCA failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests.

         A failure would constitute a breach of MMCA's warranties under the purchase agreement and of MART's warranties under the sale and servicing agreement and would create an obligation of MMCA and of MART to purchase the related receivable if the breach materially adversely affects the interest of the issuer in the receivable. By not identifying the issuer as the secured party on the certificate of title, the issuer's interest in the chattel paper may not have the benefit of the security interest in the vehicle in all states or the security interest could be defeated through fraud or negligence. MART will assign its rights under the purchase agreement to the issuer. If the issuer does not have a perfected security interest in a vehicle, its ability to realize on the vehicle in the event of a default may be adversely affected.

         Under the laws of most states, a perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A vehicle brought into California will be perfected under the laws of the state which issued the certificate of title until four months after the vehicle was removed from that state. The security interest in a vehicle brought into _____ will remain perfected for four months after the vehicle first enters
_____ and will then become unperfected if no action is taken to perfect the vehicle in _____. A majority of states, including California, require surrender of a certificate of title to re-register a vehicle. If a vehicle brought into _____ from another state is required to be registered in _____, satisfactory evidence of title is required before the vehicle can be sold or transferred in _____. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

         In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, MMCA takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, MMCA must either surrender possession of the certificate of title or it will receive notice as a result of its lien noted on the certificate of title and, will have an opportunity to require satisfaction of the receivable before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes may take priority over even a perfected security interest in a vehicle. California gives priority to those liens given by statute or rule of law. In _____, liens for work intended to enhance or preserve the value of the vehicle, such as a mechanic's lien, may take priority over even a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to some federal tax liens over the lien of a secured party. Federal law and the laws of some states permit the confiscation of motor vehicles under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

         MMCA will represent to MART and MART will represent to the issuer that the issuer's security interest in each vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in, the vehicle. However, liens for repairs or taxes, or the confiscation of a vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the owner trustee, certificateholders, and the indenture trustee or noteholders in the event a lien arises or confiscation occurs. Neither MART nor the servicer will have any obligation to repurchase a receivable as to which any of the preceding occurrences result in the issuer losing the priority of its security interest or its security interest in the vehicle after the date a receivable is sold to the trust.

Repossession

         In the event of default by a purchaser of a vehicle, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under the Uniform Commercial Code, remedies of a secured party include the right to repossession by self-help, unless repossession would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by MMCA in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In some circumstances, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The Uniform Commercial Code and other state laws require the secured party to provide a defaulting obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for the sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

         In California, the secured party must give written notice to a defaulting obligor at least fifteen days before a public sale or before the day on or after which any private sale of the collateral is to be made. _____ requires the secured party to provide a defaulting obligor with reasonable notice of the time and place of any public sale and/or the time after which any private sale of the collateral may be held. In both _____ and California, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for the sale, and reasonable attorney's fees and legal expenses.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of a repossessed vehicle will usually be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the related receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against a defaulting obligor, who can be expected to have very limited capital or income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA will normally seek to recover any deficiency existing after repossession and sale of a vehicle.

Obligor's Right to Excess Proceeds Upon Sale of a Vehicle

         Occasionally, after resale of a financed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien on the vehicle sold or if no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include:

         o    the Truth-in-Lending Act;

         o    the Equal Credit Opportunity Act;

         o    the Federal Trade Commission Act;

         o    the Fair Credit Reporting Act;

         o    the Fair Debt Collection Practices Act;

         o    the Magnuson-Moss Warranty Act;

         o    the Federal Reserve Board's Regulations B and Z;

         o state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code; and

         o state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws.

         Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts like the receivables.

         The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which have been duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in some states, has the effect of subjecting a seller, and some related lenders and their assignees, in a consumer credit transaction and any assignee of the seller to all claims and defenses which the buyer in a transaction could assert against the seller of the goods.

         Liability under the FTC rule is limited to the amounts paid by the buyer, and may result in the inability of the holder of the contract to collect all or a portion of the balance remaining due from the buyer under that contract. Most of the receivables will fall under the requirements of the FTC rule. Also, the issuer, as holder of the related receivables, will be liable to any claims or defenses that a purchaser of a vehicle may assert against the seller of the vehicle. Those claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would be a breach of MMCA's and MART's representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of MMCA and MART to repurchase the receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement--Sale and Assignment."

         Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have often upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         MMCA and MART will warrant that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuer for violation of any law and the claim materially and adversely affects the issuer's interest in a receivable, the violation would constitute a breach of warranty and would create an obligation of MMCA and MART to repurchase the affected receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement--Mandatory Repurchase of Receivables."

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the United States Bankruptcy Code and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                              LEGAL INVESTMENT

         The Class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund's investment policies and objectives.

                      FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of some of the United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the tax code, existing and proposed Treasury regulations under the tax code, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

         This summary does not purport to deal with all aspects of federal income taxation that may be relevant to beneficial owners of notes in light of their personal investment circumstances nor, except for some limited discussions of particular topics, to some types of beneficial owners of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, note owners that are partnerships or trusts for U.S. federal income tax purposes, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to beneficial owners who hold the notes as "capital assets" within the meaning of Section 1221 of the tax code.

Tax Treatment of the Notes and the Issuer Under Federal Income Tax Law

         Tax Status of the Notes and the Issuer. The seller, the owner trustee, the indenture trustee and each note owner will express in the sale and servicing agreement and in the indenture their intent that, for federal, state and local income and franchise tax purposes, the notes will be indebtedness, secured by the assets of the issuer. The seller, the owner trustee and the indenture trustee by entering into the sale and servicing agreement and the indenture, and each note owner, by acquiring a beneficial interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. Consistent with and based, in part, upon such intent and agreements, Skadden, Arps, Slate, Meagher & Flom LLP will render, on the closing date, its opinion that for federal income tax purposes under existing law, subject to customary assumptions and qualifications:

         o    the notes will be treated as debt; and

         o the issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

MART, the owner trustee and the indenture trustee have agreed, and the noteholders will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the issuer.

         Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a beneficial owner's method of tax accounting.

         Original Issue Discount. A note will be treated as issued with original issue discount or "OID" if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity based on the anticipated weighted average life of a note.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

         The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The issuer intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest that relates to a period prior to the closing date. The stated redemption price at maturity generally will equal the principal amount of the Note.

         The holder of a note issued with OID must include in gross income for each taxable year the OID accrued for each day during its taxable year on which it holds the note. The daily portions are determined by calculating the OID for the accrual period and then allocating to each day a pro rata portion of the OID that accrued during the accrual period. The issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates.

         OID on the notes will be computed by taking into account the anticipated rate of prepayments assumed in pricing the notes, which will be ____% ABS. The amount of OID that will accrue during an accrual period will equal:

         o the present value of all payments remaining to be made on the note as of the close of the accrual period, plus the payments during the accrual period of amounts included in the stated redemption price of the note; minus

         o the "adjusted issue price" of the note at the beginning of the accrual period.

         The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

         o the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period;

         o events which have occurred before the end of the accrual period; and

         o the assumption that the remaining payments will be made in accordance with the original assumption.

         The effect of this method is to increase the rate at which a noteholder includes OID in income to take into account prepayments on the receivables at a rate that exceeds the anticipated rate of prepayments, and to decrease (but not below zero) for any period the rate at which a noteholder includes OID in income to take into account prepayments with respect to the receivables at a rate that is slower than the anticipated rate of prepayments. Although OID will be reported to noteholders based on the anticipated rate of prepayments, no representation is made to noteholders that receivables will be prepaid at that rate or at any other rate.

         A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A holder of a note which acquires the notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but a subsequent holder who purchases a note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a note's issue price, to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is:

         o the purchaser's adjusted basis in the note immediately after purchase thereof; minus

         o    the adjusted issue price of the note;

and the denominator of which is:

         o all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest; minus

         o    the adjusted issue price of the note.

         Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though:

         o the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder;

         o    the note were issued on the noteholder's acquisition date; and

         o none of the interest payments on the note were "qualified stated interest."

A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."

         Market Discount. The notes, whether or not issued with OID, will be subject to the market discount rules of the tax code. In general, these rules provide that if the beneficial owner purchases a note at a discount (if the discount exceeds a de minimis amount specified in the tax code) from its stated redemption price at maturity or, if the notes were issued with OID, its adjusted issue price, and thereafter (1) recognizes gain upon a disposition, or (2) receives payments of principal, the lesser of (x) the gain or principal payment or (y) the accrued market discount will be taxed as ordinary interest income and not as capital gain. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction equal to:

         o the number of days the beneficial owner held the note; divided by

         o the number of days from the date the beneficial owner acquired the note until its maturity date.

The beneficial owner may elect, however, to determine accrued market discount under the constant yield method.

         Limitations imposed by the tax code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with market discount. A beneficial owner of a note may elect to include market discount in gross income as it accrues and, if it makes this election, is exempt from this rule. This election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

         Amortizable Bond Premium. In general, if a beneficial owner of a note purchases a note at a premium--that is, an amount in excess of the amount payable upon the maturity of that note--that beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. The beneficial owner of a note may elect to amortize bond premium as an offset to interest income, and not as a separate deduction item, as it accrues under a constant yield method over the remaining term of the note. That beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. Any election will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by that beneficial owner at the beginning of the first taxable year for which the election applies or later acquired, and cannot be revoked without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

         Disposition of Notes. A beneficial owner of a note's adjusted tax basis will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the note. A beneficial owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. The gain or loss will be capital gain or loss--except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "--Market Discount"--and will be long-term capital gain or loss if the note was held for more than one year. In addition, if the prepayable obligation rules apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.

Federal Tax Consequences of Waivers of Events of Default and Amendments of Notes by Noteholders

         The indenture permits the noteholders to waive an event of default under the indenture or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of noteholders. Any waiver or rescission under the indenture, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a noteholder of the notes for new notes, upon which gain or loss would be recognized.

Information Reporting and Backup Withholding of Taxes by Indenture Trustee

         The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of a note, the amount of interest paid on the notes and the amount withheld for federal income taxes for each calendar year, except as to exempt recipients which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each beneficial owner of note, other than beneficial owners who are not subject to the reporting requirements will be required to provide, under penalty of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number--which includes a social security number--and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt beneficial owner fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, 31% of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.

Tax Consequences to Foreign Investors

         The following information describes the U.S. federal income tax treatment of note owners that are not U.S. persons. U.S. persons are any persons other than:

         o    citizens or residents of the United States;

         o corporations, partnerships or other entities treated as corporations or partnerships for United States federal income tax purposes organized in or under the laws of the United States, any state or the District of Columbia, unless, in the case of a partnership or entity treated as a partnership, Treasury regulations provide otherwise;

         o estates the income of which is includible in gross income for U.S. federal income tax purposes, regardless of source; or

         o trusts if a U.S. court is able to exercise primary supervision over the administration of the trusts and one or more U.S. persons has authority to control all substantial decisions of the trust.

         Interest paid or accrued on the notes to a non-U.S. person that is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person will generally be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, as long as the non-U.S. person:

         o is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the tax code; and

         o provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of a note is a non-U.S. person and providing that non-U.S. person's name and address.

         If the information provided in this statement changes, the non-U.S. person must so inform the indenture trustee within 30 days of the change. Generally, for individuals and corporations holding the notes on their own behalf, this statement is made on Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the paying or withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the paying or withholding agent within 30 days of such change and furnish a new Form W-8BEN. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If the interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated under an applicable income tax treaty.

         Any capital gain realized on the sale or other taxable disposition of a note by a non-U.S. person will be exempt from U.S. federal income and withholding tax, provided that:

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

         o in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year and several other requirements are met.

         If the interest, gain or income on a note held by a non-U.S. person is effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, the beneficial owner of a note, although exempt from the withholding tax previously discussed if a duly executed Form W-8 ECI is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profits tax under the tax code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for specified items, unless it qualified for a lower rate under an applicable tax treaty.

         You and your income tax return preparer should be aware that, under applicable Treasury Regulations, one who provides advice on specific issues of law is not considered an income tax return preparer unless the advice is given on events that have occurred when the advice is rendered and not on the consequences of contemplated actions, and the advice is directly relevant to the determination of an entry on a tax return. Accordingly, you should consult your tax advisors and tax return preparers regarding the preparation of any item on your tax returns, even where we have discussed the anticipated tax treatment. In fact, you should consult your tax advisors as to all tax consequences of the purchase, ownership or disposition of the notes, including under federal income tax laws and regulations and the laws and regulations of any state, foreign country or other tax jurisdiction.

                           STATE TAX CONSEQUENCES

         Set forth below is a summary of some of the state income tax consequences of the purchase, ownership and disposition of the notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of the notes.

         The issuer has been organized as a Delaware business trust, and MART and the servicer are headquartered in the State of California. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, assuming that the notes are treated as debt for federal income tax purposes:

         o the notes will be treated as debt for Delaware and California income and franchise tax purposes;

         o the issuer will not be subject to Delaware or California income or franchise taxes at the entity level; and

         o noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a noteholder's ownership of a note.

         The federal and state tax summaries reproduced above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of acquiring, holding and disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                            ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, and the tax code impose restrictions on:

         o    employee benefit plans (as defined in Section 3(3) of ERISA);

         o plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts and some Keogh Plans;

         o any entities whose underlying assets include plan assets by reason of a plan's investment in those entities; and

         o persons who have specified relationships to one of the benefit plans described in the preceding clauses, who are called "Parties-in-Interest" under ERISA and "Disqualified Persons" under the tax code.

         In addition, the general account of an insurance company may be deemed to include assets of employee benefit plans investing in its general account and the insurance company might be treated as a Party-in-Interest with respect to an employee benefit plan by virtue of that type of investment. ERISA also imposes duties on persons who are fiduciaries of employee benefit plans subject to ERISA.

         ERISA and the tax code prohibit some transactions between an employee benefit plan and Parties-in-Interest or Disqualified Persons with respect to that employee benefit plan. A violation of these prohibited transaction rules may give rise to an excise tax under the tax code or a civil penalty under ERISA on all parties to the transaction, other than the employee benefit plan but including the person who caused the employee benefit plan to engage in the transaction, and may give rise to the obligation to correct the prohibited transaction, unless a statutory, regulatory or administrative exemption is available.

Special ERISA Considerations for Employee Benefit Plans

         If assets of the issuer were deemed to be assets of an employee benefit plan for purposes of ERISA or the tax code, some transactions involving the issuer might be deemed to constitute prohibited transactions. Under a regulation issued by the United States Department of Labor relating to assets of employee benefit plans, the assets of the issuer would be treated as plan assets of an employee benefit plan that invested in the issuer for purposes of ERISA and the tax code if the employee benefit plan acquired an "Equity Interest" in the issuer and none of the exceptions contained in the regulation were applicable.

         Under this regulation, a security is treated as an Equity Interest unless it is treated as a debt security under applicable local law and it has no substantial equity features. Although there is very little direct guidance from the Department of Labor on this point, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences"), and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an Equity Interest for purposes of the plan assets regulation. This conclusion is based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

         Whether or not the notes are treated as an Equity Interest, if an employee benefit plan acquires the notes, a prohibited transaction could arise if the issuer, the owner trustee, the indenture trustee, any holder of the certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to that employee benefit plan. These prohibited transactions may, however, be eligible for an exemption from the excise tax and penalties that would otherwise be applicable under ERISA and the tax code. The availability of one or more of these exemptions will generally depend on the type of employee benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers;"

         o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and

         o Prohibited Transaction Class Exemption 96-23, regarding investments effected by "in-house asset managers."

         If any trustee, the seller, the servicer, the underwriter, or any of their respective affiliates (i) has investment or administrative discretion with respect to the assets of a benefit plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such benefit plan's assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the benefit plan's assets and will be based on the particular investment needs of the benefit plan, or (iii) is an employer maintaining or contributing to the benefit plan, then a purchase of the notes by that benefit plan may represent a conflict of interest or act of self-dealing by that fiduciary. Consequently, any such party that is also a fiduciary considering an investment in the notes should consult with counsel.

         A violation of the prohibited transaction rules may result in the imposition of an excise tax and other penalties under ERISA and the tax code unless one or more statutory, regulatory or administrative exemptions is available. Each benefit plan and each government plan subject to a federal, state or local law substantially similar to ERISA, by its acceptance of a note, will be deemed to represent that an exemption applies to its acquisition, holding and disposition of the note. In this regard, the certificates of the trust will initially be acquired by the seller, and no transferee of the certificates, other than an affiliate of the seller, will be permitted to acquire more than 49.9% of the certificates.

Special ERISA Considerations Applicable to Insurance Company General Accounts

         Investors should note that special rules are applicable to the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. The Department of Labor published final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, until July 5, 2001, no person will be subject to liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any plan. This exception does not apply to actions brought by the Secretary of Labor relating to specified breaches of fiduciary duties that also constitute breaches of state or federal criminal law. The plan asset status of insurance company separate accounts is unaffected by these new rules and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of these new rules on their purchase of notes. The regulations do not adversely affect the applicability of Prohibited Transaction Class Exemption 95-60 to purchases of notes.

General Investment Considerations for Employee Benefit Plans

         Prior to making an investment in the notes, prospective benefit plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of that investment with respect to their specific circumstances. In this regard, each employee benefit plan fiduciary should take into account, among other considerations:

         o    whether the fiduciary has the authority to make the investment;

         o the composition of the benefit plan's portfolio with respect to diversification by type of asset;

         o    the benefit plan's funding objectives;

         o    the tax effects of the investment; and

         o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.

                                UNDERWRITING

         Under the terms and conditions set forth in the underwriting agreement for the notes, MART has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom _______________ is acting as representative, has severally agreed to purchase from MART, the principal amount of the notes set forth opposite its name below:



                                              Principal         Principal        Principal         Principal         Principal
                                                Amount            Amount           Amount            Amount            Amount
                                             of Class A-1      of Class A-2     of Class A-3      of Class A-4       of Class B
              Underwriters                      Notes             Notes            Notes             Notes             Notes
              ------------
                                            --------------    --------------   --------------    --------------    --------------
Morgan Stanley




Total...................................
                                            ==============    ==============   ==============    ==============    ==============

         In the underwriting agreement, the several underwriters for the notes have agreed, in accordance with the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered hereby. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

         The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes, will be as follows:


                                      Underwriting
                                      Discounts and           Net Proceeds               Selling
                                     Placement Fees           to the Seller            Concessions             Reallowance
                                   -------------------     -------------------     -------------------     -------------------
Cmass A-1 notes................
Class A-2 notes................
Class A-3 notes................
Class A-4 notes................
Class B notes..................
                                   -------------------     -------------------     -------------------     -------------------
Total for all of the notes.....
                                   ===================     ===================     ===================     ===================


         The transaction expenses payable by MART are estimated to be $__________.

         The representative of the underwriters has informed MART that it does not expect discretionary sales by the underwriters to exceed ___% of the principal amount of the notes being offered hereby.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Those stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of those transactions.

         The indenture trustee may, from time to time, invest the funds in the accounts of the issuer in investments permitted by the sale and servicing agreement acquired from the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

         ____________, the swap counterparty, is an affiliate of __________.

         MMCA and MART have agreed to indemnify the underwriters and the placement agent against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters or the placement agent may be required to make.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, MART or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

                               LEGAL OPINIONS

         The validity of the notes and federal income tax matters will be passed upon for MART by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sidley Austin Brown & Wood LLP, San Francisco, California, will act as counsel to the underwriters.

                           REPORTS TO NOTEHOLDERS

         Unless and until definitive notes are issued under the limited circumstances described under "Terms of the Notes--Issuance of Definitive Notes Upon the Occurrence of Various Circumstances," all notices, reports and statements to noteholders, including any monthly and annual reports concerning the issuer and the receivables, will be prepared by the servicer and sent on behalf of the issuer only to DTC or Cede & Co. as nominee of DTC and registered holder of the notes. Those notices, reports and statements will not contain audited financial statements for the issuer. The servicer also does not intend to send any financial reports of the servicer or MART to noteholders. See "Terms of the Notes--Principal Amount and Interest Rates," "--Book Entry Registration" and "--Issuance of Definitive Notes Upon the Occurrence of Various Circumstances."

                    WHERE YOU CAN FIND MORE INFORMATION

         MART, as originator of the issuer, filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the notes. This prospectus is part of the registration statement, but the registration statement includes additional information, including forms of some of the agreements discussed in this prospectus.

         The servicer, on behalf of MART in its capacity as originator of the issuer, will file or cause to be filed with the Securities and Exchange Commission periodic reports for the issuer as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission.

         You may read and copy any notices, reports, statements or other information the servicer files or causes to be filed at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public without charge on the Securities and Exchange Commission's Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Securities and Exchange Commission.


                                  GLOSSARY

         ABS means the Absolute Prepayment Model.

         Accrued Note Interest means, for any payment date and each class of notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for the class for that payment date.

         Actuarial Receivables mean receivables which provide for amortization of the loan over a series of fixed level monthly installments. Actuarial Receivables which are also balloon payment receivables amortize the receivable to the balloon payment. Each monthly installment, including the monthly installment representing the balloon payment, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the scheduled principal balance of the receivable, and an amount of principal equal to the remainder of the monthly installment.

         adjusted principal balance means, for any receivable and on any date, the principal balance of that receivable, minus the Yield Supplement Overcollateralization Amount for that receivable, as of that date.

         Available Funds means, for any payment date:

         (1) an amount equal to the sum of the following amounts for the preceding calendar month:

              o all collections on the contracts, including amounts withdrawn from the payahead account;

              o the proceeds of sale of any vehicle sold by the issuer upon termination of a balloon payment receivable;

              o all proceeds of the liquidation of receivables which became defaulted receivables during the preceding calendar month, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on any defaulted receivable;

              o any recoveries in respect of contracts that became defaulted in prior calendar months;

              o   all extension and deferral fees paid as to the contracts;

              o the purchase amount of each receivable purchased from the issuer during or before the preceding calendar month, net of applicable expenses;

              o   any net swap receipts on the interest rate swaps;

              o any swap termination payments paid by the swap counterparty to the extent that such amounts are not used to enter into a replacement interest rate swap;

              o   all advances made by the servicer;

              o   the Yield Supplement Amount for that payment date; and

              o partial prepayments of any refunded item included in the principal balance of a contract, like extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date.

              minus

         (2) the sum of the amount of the funds described in clause (1) above that are used in the related calendar month to reimburse servicer advances that are due and payable on that payment date.

         balloon payment means, as to a balloon payment receivable, the final payment which is due at the end of the term of the receivable.


         balloon payment receivable means a receivable that provides for the scheduled amortization of the amount financed under the receivable to one substantially larger final payment which is due at the end of the term of the receivable.

         calculation agent means __________________________.

         closing date means ________, 2001.

         Cutoff Date means ________, 2001.

         deferred payment receivable means any receivable for which no scheduled payment is due until a date more than ____ days but less than ______ days from the date of the contract. A receivable will no longer be considered a deferred payment receivable beginning on the last day of the calendar month preceding the calendar month in which the first scheduled payment is due.

         Initial Pool Balance means the principal balance of the receivables pool as of the Cutoff Date.

         Interest Carryover Shortfall means, on any payment date and any class of notes, the excess of the sum of the Monthly Accrued Note Interest for the preceding payment date and any outstanding interest from the close of business on the preceding payment date, over the amount in respect of interest that is actually deposited in the note payment account on the preceding payment date as to that class, plus interest on the excess, to the extent permitted by law, at the applicable note interest rate for the related interest period.

         interest rate swap means a method of hedging any discrepancies between fixed rate receivables and floating rate securities.

         LIBOR means the London Interbank Offering Rate indexed to the offered rates for U.S. dollar deposits, which for each interest period will be determined by the calculation agent for the Class A-2 notes and the Class A-3 notes as follows:

         o On the LIBOR determination date, the calculation agent for the Class A-2 notes and the Class A-3 notes will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for a period equal to one month, beginning on the first day of that interest period, which appear on the Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date. For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Telerate Page 3750" means the display designated as page "3750" by Telerate, Inc. (or any other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         o If that rate does not appear on the Telerate Page 3750 on the LIBOR determination date, the calculation agent for the Class A-2 notes and the Class A-3 notes will request the principal London offices of each of four major banks in the London interbank market selected by the servicer to provide the calculation agent with its offered quotations for deposits in U.S. dollars for a period equal to one month, beginning on the first day of that interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in that market at the time. If at least two quotations are provided, LIBOR for that interest period will be the arithmetic mean of the two quotations. If fewer than two quotations are provided, LIBOR for that interest period will be the arithmetic mean of rates quoted by three major banks in the city of New York selected by the calculation agent for the Class A-2 notes and the Class A-3 notes at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks, for a period equal to one month, beginning on the first day of that interest period, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in that market at the time; provided, however, that if the banks selected as above by the calculation agent are not quoting rates as mentioned in this sentence, LIBOR for that interest period will be the same as LIBOR for the immediately preceding interest period.

         LIBOR determination date means two London banking days prior to the payment date or, for the first interest period, two business days prior to the closing date.

         MART means MMCA Auto Receivables Trust.

         Mitsubishi Motors means Mitsubishi Motors Corporation and its affiliates.

         MMCA means Mitsubishi Motors Credit of America, Inc.

         MMSA means Mitsubishi Motor Sales of America, Inc.

         Monthly Accrued Note Interest means, for any payment date and (a) any class of notes, interest accrued for the related interest period at the applicable interest rate for that class on the total principal balance of the notes of that class as of the immediately preceding payment date, after giving effect to all payments of principal to noteholders on or before that preceding payment date, or, in the case of the first payment date, the initial principal amount of the notes; and (b) all classes of the notes, collectively, the sum of the Monthly Accrued Note Interest for each class.

         net swap payments means the net amount owed by the issuer to the swap counterparty on a payment date, if any, excluding any swap termination payments.

         net swap receipt means the net amount owed by the swap counterparty to the issuer, if any, excluding any swap termination payments.

         Note Percentage means, as of any payment date, the percentage equivalent of a fraction, the numerator of which is the total principal amount of the notes as of that payment date, and the denominator of which is an amount equal to the sum of the total principal amount of the notes as of that payment date and the total principal amount of the certificates as of that payment date, in each case after giving effect to any payment of principal of that payment date.

         Principal Distribution Amount means, for any payment date:

         o the sum of the outstanding balance of the notes and the certificates on the last day of the preceding month; minus

         o the total principal amount of the receivables on the last day of the preceding month; minus

         o the Total Yield Supplement Overcollateralization Amount on the last day of the preceding month.

         receivables means the receivables having a total principal balance of $__________ as of the Cutoff Date that will be transferred to the issuer on the closing date.

         Simple Interest Receivables are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed monthly installments. Each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made, and an amount of principal equal to the remainder of the monthly installment.

         Specified Reserve Balance means, for any payment date, an amount equal to the lesser of:

         (1) the sum of ____% of the adjusted principal balance of the receivables on the closing date, calculated as of the Cutoff Date; and

         (2) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date.

         swap counterparty means ____________________ as swap counterparty under the interest rate swaps.

         swap termination payment means payment due to the swap counterparty by the issuer or to the issuer by the swap counterparty due to the termination of an interest rate swap under an event of default or a termination event.

         Total Available Funds for a payment date is an amount equal to the Available Funds for that payment date plus the amounts, if any, deposited by the indenture trustee to the collection account from the reserve account on that payment date.

         Total Required Payment means, for any payment date, the sum of:

         (1)  the total due and unpaid servicing fee;

         (2) any net swap payments and any swap termination payments due and payable to the swap counterparty;

         (3)  the Accrued Note Interest; and

         (3)  the Principal Distribution Amount on that payment date.

         Total Yield Supplement Overcollateralization Amount means, for any payment date, the sum of the Yield Supplement Overcollateralization Amounts with respect to all receivables, other than defaulted receivables or receivables purchased by the servicer or repurchased by MART.

         Yield Supplement Amount for any payment date, will be determined by aggregating for all of the deferred payment receivables, other than (i) a defaulted receivable or a receivable purchased by the servicer or repurchased by MART, or (ii) any receivable sold by the indenture trustee following an event of default under the indenture for calendar months after the calendar month in which the receivable is sold by the indenture trustee, the amount equal to the product of (x) one-twelfth multiplied by
(y) the adjusted principal balance of that receivable on the first day of the preceding calendar month and multiplied by (z) the weighted average interest rate on the notes and the certificates on the closing date plus _____%.

         Yield Supplement Overcollateralization Amount means, for any payment date and any receivable other than a defaulted receivable or a receivable purchased by the servicer or repurchased by MART, the excess, if any, of:

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the annual percentage rate provided in the contract; over

         o the present value of the remaining scheduled payments due on the receivable discounted at a rate equal to the greater of the annual percentage rate provided in the contract and ___%.






PROSPECTUS

                                                    $----------

                        MMCA AUTO OWNER TRUST 2001-2

               $__________ ____% Class A-1 Asset Backed Notes $_______ ___Floating Rate Class A-2 Asset Backed Notes
           $__________ Floating Rate Class A-3 Asset Backed Notes
               $__________ ____% Class A-4 Asset Backed Notes
                $__________ ____% Class B Asset Backed Notes

                        MMCA Auto Receivables Trust
                                   Seller

                              GRAPHIC OMITTED
                                  Servicer

                     Underwriters of the Class A Notes



                      Underwriter of the Class B Notes




         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer of the notes is not permitted.

         We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

         Dealers will deliver a prospectus when acting as underwriters of the notes and for their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a prospectus until ________, 2001.





                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution


Registration Fee...........................................................  $
Printing and Engraving.....................................................
Trust's Fee................................................................
Legal Fees and Expenses....................................................
Blue Sky Fees and Expenses.................................................
Rating Agency Fees.........................................................
Miscellaneous Fees and Expenses............................................
Total Expenses*............................................................

         * To be completed by amendment.


ITEM 14. Indemnification of Trustees and Beneficial Owners

         Section 3817 of the Delaware Code provides as follows:

         (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

         (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

         Clause (b) of Section 5.7 of the Amended and Restated Trust Agreement, dated as of October 1, 1999, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank Delaware provides as follows:

         (b) Subject to the terms of this Agreement, the Beneficial Owner shall hold harmless the Trustee, its officers, directors, employees, shareholders and agents (collectively the "Indemnified Persons" or individually an "Indemnified Person"), against any and all losses, liabilities, claims, actions, suits, costs, damages, expenses and liabilities, joint or several (including, but not limited to, any investigation, reasonable legal and other expenses (including expenses of investigation) of any kind and nature whatsoever incurred in connection with, and any amount paid in settlement of any action, suit, proceeding or claim) (collectively, "Losses") which such Indemnified Persons may become subject to or liable for by reason of Trustee's acting as trustee under this Agreement. Notwithstanding the foregoing, the Beneficial Owner shall not be liable to any Indemnified Person, and shall not be required to indemnify the Trustee under this Agreement, for any Losses arising out of the negligence, bad faith or wilful misconduct of such Indemnified Person or any other Indemnified Person.

Section 3.8 of the Amended and Restated Trust Agreement provides as follows:

         No person shall be personally liable to MMCA Auto Receivables Trust or the Beneficial Owner for any breach of its duties as a Manager; provided, however, that the foregoing shall not eliminate or limit the liability of a Manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

Section 3.10 of the Amended and Restated Trust Agreement provides as follows:

         No Authorized Officer shall be personally liable to MMCA Auto Receivables Trust or the Beneficial Owner for any breach of its duties as an Authorized Officer; provided, however, that the foregoing shall not eliminate or limit the liability of an Authorized Officer of MMCA Auto Receivables Trust for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.


         "Agreement" means the Amended and Restated Trust Agreement, dated as of October 1, 1999, between Mitsubishi Motors Credit of America, Inc. and Chase Manhattan Bank Delaware.

         "Authorized Officer" means officers appointed by the Board of Managers or Chief Executive Receivables Trust as may be appropriate for the conduct of the trust's business, subject to the supervision and control of the Board of Managers and Chief Executive Officer.

         "Beneficial Owner" means Mitsubishi Motors Credit of America, Inc., in its capacity as the exclusive beneficial owner of MMCA Auto Receivables Trust and its successors and assigns in such capacity.

         "Manager" means a person appointed by the Beneficial Owner to serve as a member of the Board of Managers of the MMCA Auto Receivables Trust.

         "Trustee" means Chase Manhattan Bank Delaware, as trustee under the Agreement, and its permitted successors and assigns in such capacity.

ITEM 15. Recent Sales of Unregistered Securities

         Not applicable.

ITEM 16. Exhibits and Financial Statement Schedules

         (a) Exhibits

Number        Description

1.1           Form of Underwriting Agreement
3.1           Amended and Restated Trust Agreement of MART
4.1           Form of Amended and Restated Trust Agreement of the Issuer between MART and the Owner
              Trustee
4.2           Form of Sale and Servicing Agreement among MART the Servicer and the Issuer
4.3           Form of Indenture between the Issuer and the Indenture Trustee
4.4           Form of Administration Agreement among the Issuer, the Administrator and the Indenture Trustee
4.5           Form of Note (contained in Exhibit 4.3)
5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality
8.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters
10.1          Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and MART
10.2          Form of Yield Supplement Agreement
10.3          Form of ISDA Master Agreement between [          ] and MMCA Auto Owner Trust 2001-2
23.1          Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)
23.2          Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)
24            Powers of Attorney*
24.1          Board Resolutions of MART**
25            Form T-1 of Indenture Trustee



*   Previously filed.
**  To be filed by amendment.

         (b) Financial Statement Schedules

Not applicable.

ITEM 17. Undertakings

The undersigned Registrant hereby undertakes as follows:

         (a) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on May 31, 2001.

                                MMCA AUTO RECEIVABLES TRUST

                                By:  Hiroshi Yajima*
                                   __________________________________________
                                     Hiroshi Yajima
                                     Manager and President

                                MMCA AUTO OWNER TRUST 2001-2


                                By: MMCA AUTO RECEIVABLES TRUST,
                                         Depositor and Sole Beneficial Owner

                                By:  Hiroshi Yajima*
                                   __________________________________________
                                     Hiroshi Yajima
                                     Manager and President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below on the dates indicated by the managers and officers of MMCA Auto Receivables Trust:


                     Signature                                   Title                                  Date

Hiroshi Yajima*                                         Manager and President                          May 31, 2001
---------------------------------------------------
Hiroshi Yajima                                          (principal executive officer)

Hideyuki Kitamura*                                      Secretary, Treasurer,                          May 31, 2001
---------------------------------------------------
Hideyuki Kitamura                                       Chief Financial Officer and
                                                        Chief Accounting Officer

Andrew L. Stidd*                                        Manager                                        May 31, 2001
---------------------------------------------------
Andrew L. Stidd

Akinobu Saito*                                          Manager                                        May 31, 2001
---------------------------------------------------
Akinobu Saito

Charles A. Tredway*                                     Manager                                        May 31, 2001
---------------------------------------------------
Charles A. Tredway

Yasuhiro Hagihara*                                      Manager                                        May 31, 2001
---------------------------------------------------
Yasuhiro Hagihara




*By: /s/ J. Sean Plater
    ________________________
         J. Sean Plater
        Attorney-in-fact




                                              INDEX TO EXHIBITS

                                                                                             SEQUENTIALLY
             EXHIBIT                                                                         NUMBERED
             NUMBER                     DESCRIPTION                                          PAGE

              1.1          Form of Underwriting Agreement

              3.1          Amended and Restated Trust Agreement of MART between
                           MMCA and the MART Trustee

              4.1          Form of Amended and Restated Trust Agreement of the Issuer
                           between MART and the Owner Trustee

              4.2          Form of Sale and Servicing Agreement among MART, the
                           Servicer and the Issuer

              4.3          Form of Indenture between the Issuer and the Indenture Trustee

              4.4          Form of Administration Agreement among the Issuer, the
                           Administrator and the Indenture Trustee

              4.5          Form of Note (contained in Exhibit 4.3)

              5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality

              8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters

              10.1         Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and MART

              10.2         Form of Yield Supplement Agreement

              10.3         Form of ISDA Master Agreement between [         ] and MMCA
                           Auto Owner Trust 2001-2

              23.1         Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                           (contained in Exhibit 5.1)

              23.2         Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                           (contained in Exhibit 8.1)

              24           Powers of Attorney*

              24.1         Board Resolutions of MART**

              25           Form T-1 of Indenture Trustee


         *    Previously filed.
         **   To be filed by amendment.

